UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Revenue.com Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7310

(Primary Standard Industrial Classification Code Number)

None

(I.R.S. Employer Identification Number)

137 Bay Street #7

Santa Monica, CA 90405

Telephone: 1-888-572-1160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV

311 S. Division St.

Carson City, NV 89703

Telephone: (800) 550-6724

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Clark Wilson LLP

Suite 900 - 885 West Georgia Street

Vancouver, British Columbia V6C 3H1, Canada

Telephone: (604) 687-5700

Attention: Mr. Virgil Z. Hlus

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock			$300,000(2)	$34.86
Common stock to be offered for resale by selling stockholders	9,500,000	$0.50(3)	$4,750,000(3)	$551.95
Total			$5,050,000	$586.81

(1)

Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereby such indeterminate number of additional shares of common stock of Revenue.com Corporation as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains a prospectus to be used in connection with the initial public offering of shares of Revenue.com Corporation (the “Public Offering Prospectus”). In addition, Revenue.com Corporation is registering for resale the shares of its common stock (the “Registrable Securities”) held by selling stockholders. Consequently, this registration statement contains a second prospectus to cover the resale of the Registrable Securities (the “Resale Prospectus”) by the selling stockholders named in the Resale Prospectus. The Public Offering Prospectus and the Resale Prospectus are substantively identical, except for the following principal differences:

•

they contain different outside and inside front covers;

•

they contain different The Offering sections in the Prospectus Summary section;

•

the Risks Related to This Offering section is deleted from the Resale Prospectus;

•

they contain different Use of Proceeds sections;

•

the Determination of Offering Price section is deleted from the Resale Prospectus;

•

the Dilution section is deleted from the Resale Prospectus;

•

the Offering section is included in the Resale Prospectus;

•

the Selling Stockholder section is included in the Resale Prospectus;

•

they contain different Plan of Distribution sections; and

•

they contain different outside back covers.

Revenue.com Corporation has included in this registration statement, after the outside back cover of the Public Offering Prospectus, alternate sections to reflect the foregoing differences.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January ___, 2015

Prospectus

Minimum Offering: __________ Shares

Maximum Offering: __________ Shares

Revenue.com Corporation

Common Stock

_________________________________

This is an initial public offering of shares of our common stock. We are offering for sale a minimum of  shares of our common stock and a maximum of  shares of our common stock. Prior to this offering, there has been no public market for the common stock. It is currently estimated that the initial public offering price per share will be between $ and $.

Our shares are being offered for sale in a direct offering by our officers and directors to persons that they believe might be interested in purchasing our shares. We anticipate that commissions may be paid in connection with the sale of these shares, as further described in this prospectus.

There is no minimum subscription amount required from subscribers in this offering. Subscriptions for the shares will be subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. We must sell the minimum number of shares offered ( shares) if any are sold. We intend to close this offering within 90 days after the declaration of the effectiveness of the registration statement of which this prospectus forms a part. Until we sell at least  shares, all subscription proceeds will be held by our company. If we do not sell at least  shares by the above mentioned 90th day, all funds will be promptly returned to investors within three business days, without interest or deduction.

We have not arranged to place the subscription proceeds from this offering in an escrow, trust, or similar account. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition, or our creditors file an involuntary bankruptcy petition, our assets will be likely be seized by the bankruptcy trustee, including your subscription proceeds, and used to pay our creditors. If this happens, you will lose your entire investment, notwithstanding the purported minimum offering provisions. You will not have the right to withdraw your funds during the offering.

Our common stock is not now, nor has it ever been, traded on any public market, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be traded on any public market. If you are a purchaser in this offering, you may be receiving an illiquid security.

Investing in our shares involves significant risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2015.

TABLE OF CONTENTS

About This Prospectus	4
Prospectus Summary	4
The Offering	4
Our Business	5
Summary of Financial Data	6
Risk Factors	7
Risks Related to This Offering	7
Risks Related to Our Business	7
Risk Related to Our Common Stock	14
Forward-Looking Statements	16
Use of Proceeds	16
Determination of Offering Price	17
Dilution	17
Plan of Distribution	18
Description of Securities	19
Capital Stock	19
Anti-Takeover Provisions	20
Experts and Counsel	20
Interest of Named Experts and Counsel	20
information with respect to our Company	20
Description of Business	20
Corporate Overview	20
Products and Services	21
Marketing and Sales	22
Dependence on Few Customers	22
Intellectual Property	22
Research and Development Costs during the Last Two Years	23
Competition	23
Government Regulation	23
Employees	24
Description of Property	24
Legal Proceedings	24
Market Price of and Dividends on Our Common Equity and Related Stockholder Matters	25
Market information	25
Transfer Agent	25
Holders of Common Stock	25
Dividends	25
Financial Statements	26
Financial Statements of Revenue.com Corporation for the Period from Inception (March 14, 2014) to September 30, 2014	26
Financial Statements of Virurl, Inc. for the Years Ended December 31, 2013 and 2012	26
Unaudited Financial Statements of Virurl, Inc. for the Three and Nine Month Periods Ended September 30, 2014 and 2013	26
Unaudited Pro Forma Combined Financial Statements for the Nine Months Ended September 30, 2014	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	II-1
Overview	II-1
Results of Operations of Virurl, Inc.	II-3
Results of Operations of Revenue.com Corporation	II-4

Liquidity and Capital Resources of Virurl, Inc.	II-4
Liquidity and Capital Resources of Revenue.com Corporation	II-5
Cash Requirements	II-7
Going Concern	II-7
Off-Balance Sheet Arrangements	II-7
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	II-7
Directors and Executive Officers	II-8
Directors and Executive Officers	II-8
Business Experience	II-8
Significant Employees	II-8
Family Relationships	II-11
Involvement in Certain Legal Proceedings	II-11
Executive Compensation	II-12
Summary Compensation	II-12
Retirement or Similar Benefit Plans	II-13
Resignation, Retirement, Other Termination, or Change in Control Arrangements	II-14
Outstanding Equity Awards at Fiscal Year-End	II-14
Compensation of Directors	II-14
Security Ownership of Certain Beneficial Owners and Management	II-15
Changes in Control	II-16
Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance	II-17
Revenue.com Corporation	II-17
Virurl, Inc.	II-17
Compensation for Executive Officers and Directors	II-18
Director Independence	II-18
Where You Can Find More Information	II-18
Prospectus Summary	II-18
The Offering	II-22
Use of Proceeds	II-22
The Offering	II-22
Selling Stockholders	II-22
Plan of Distribution	II-26
Information Not Required in Prospectus	II-29
Other Expenses of Issuance and Distribution	II-29
Indemnification of Directors and Officers	II-29
Recent Sales of Unregistered Securities	II-30
Exhibits	II-33
Undertakings	II-34
Signatures	II-36
POWER OF ATTORNEY	II-36

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances, and in jurisdictions, where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us” and “our” refer to Revenue.com Corporation., a Nevada corporation, and our wholly-owned subsidiary, Virurl, Inc., a Delaware corporation, unless otherwise specified.

PROSPECTUS SUMMARY

The Offering

Securities offered	shares of common stock
Minimum shares offered	 shares
Maximum shares offered	 shares
Offering price per share	$ per share
Shares to be outstanding if the minimum offering is sold(1)	 shares of our common stock
Shares to be outstanding if the maximum offering is sold(1)	 shares of our common stock
Expected net proceeds if the minimum offering is sold(2)	$70,000
Expected net proceeds if the maximum offering is sold(2)	$270,000
Use of proceeds	We expect to use the proceeds received from the offering for working capital, business development and general corporate purposes. See “Use of Proceeds”.
Closing of offering

The offering will terminate on or before the 90th day after the declaration of the effectiveness of our registration statement by the United States Securities and Exchange Commission. We will not close the offering if we do not receive subscriptions to purchase at least the minimum offering amount. See “Plan of Distribution”.

(1)

The calculation of the number of shares of our common stock that will be outstanding after completion of this offering is based on 50,703,417 shares issued and outstanding as of January 16, 2015, and excludes: (i) 4,647,732 shares of common stock issuable upon the exercise of outstanding stock options, (ii) 4,858,352 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 2,550,000 shares of common stock that may be issuable upon the exercise of outstanding subscription receipts; and (iv) up to 12,320,000 shares of common stock that may be issuable upon the conversion of the principal amount of outstanding convertible notes and accrued interest thereon.

(2)

Before deduction of the expenses of this offering, estimated to be approximately $30,000.

Our Business

Pursuant to a share exchange agreement dated effective October 15, 2014, as amended on December 1, 2014, among our company, Virurl, Inc., a Delaware corporation (“Virurl”), and all of the stockholders of Virurl, we agreed to acquire all of the outstanding securities of Virurl. As a result of the closing of this agreement on December 16, 2014, Virurl became a wholly-owned subsidiary of our company and we adopted the business of Virurl, operating under the “Revenue.com” and “Revenue” brands.

Our company develops platforms that automate the purchase and sale of online advertising. Our focus is to increase the usability and performance of digital advertising campaigns using improvements in design, technology, and methodology. Our revenues are derived from:

•

sales of traffic or media inventory provided by our publishing partners using our proprietary native advertising technology;

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sales of traffic that we have purchased from third party advertising providers; and

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creation and management of custom advertising campaigns for large clients.

Native Advertising – Providing monetization tools to publishers. Our technology enables publishers to provide “native advertisements” to media buyers, potentially increasing their revenue per page view. Native advertising is a form of online advertising that matches the form and function of the platform on which it appears. The word “native” refers to the content’s coherence with other media on the platform. By providing a more consistent and less interruptive experience to the user, native ads typically see higher click-through rates, a way of measuring the success of online advertising, than the typical banner-advertising unit. Native ads are often placed alongside the other media on a publisher’s website or application, providing new advertising units and supplemental income to their other digital advertising initiatives. We believe that our tools and technology assist publishers in maximizing the revenue they generate. We contract with publishers to sell their native inventory to both advertisers on our platform, and on other native advertising exchanges that we have engaged. Publishers sign up to our platform either through direct sales or through word of mouth programs that we have constructed. Our staff evaluates all publisher sign ups to ensure their content is brand safe, and that fraud potential is limited. Once the site is approved, we provide the publisher with a “tag”, which is the technology that allows us to fill advertising space on the publisher’s website. The tag is then customized to ensure that all advertisements will match the look and feel of the publisher’s site. When an Internet user visits the publisher’s website, our platform sends a request to all advertisers and advertising partners to provide a bid price to display their ad to the Internet user. The advertiser or partner with the highest bid price has their ad displayed on the publisher website to the Internet user. The publisher is paid either by a set negotiated price per page view, or on a performance basis according to the traffic delivered from their platform to our advertisers via “clicks”.

Native Advertising for Advertisers – Providing tools to build and purchase native ads. Our media buying platform is designed to bring simplicity and scale to the creation and purchase of native advertising inventory. The ad creation tools provided during sign up enable advertisers to build and deploy native ad campaigns in under a minute by leveraging our proprietary content crawling technology. Advertisers looking to drive traffic to a larger corpus of online content can plug into our ad buying platform directly using RSS feeds or our application programming interface. As opposed to purchasing native ad inventory directly on a single publisher’s website, our platform enables advertisers to purchase across many websites, targeted by category, increasing the scale and reach of their campaigns. Once an ad is designed and targeted capabilities are selected, advertisers set their daily budget and “bid price” for each click they receive. The higher the bid price for a specific ad, the higher the probability that their advertisement will be shown on a relevant publisher’s website. Advertisers on our platform are constantly adjusting their bid price to maximize exposure while limiting their out of pocket expense. Advertisers have the ability to view the performance of their ads, their current balance and expenditures, and make alterations to their campaigns, all through a dashboard provided on our platform.

Custom Solutions. Running an effective online advertising campaign, particularly in the nascent native advertising space, requires constant attention and iteration. To some of our larger clients, we provide account services to manage the creation, iteration, bid pricing, placement, and purchase schedules of their advertising initiatives. These services increase the probability that our clients will have a good return on investment for their initiatives, particularly with respect to their use of our native advertising technology.

Because we are in the development stage and have not yet attained profitable operations, in their reports on the financial statements of our company for the period from March 14, 2014 (date of inception) to September 30, 2014, and the financial statements of our wholly-owned subsidiary, Virurl, for the years ended December 31, 2013 and 2012, our independent registered public accounting firm included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. We have a working capital deficit and have generated net losses since inception, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. If we issue additional equity securities, the equity interests of our current stockholders could be significantly diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

The principal offices of our company are located at 137 Bay Street #7, Santa Monica, CA 90405. Our telephone number is 1-888-572-1160.

Summary of Financial Data

As discussed above, we acquired Virurl effective December 16, 2014. The following information represents selected audited financial information for our company for the period from inception on March 14, 2014 through September 30, 2014, selected audited financial information for our wholly-owned subsidiary, Virurl, for the years ended December 31, 2013 and 2012, and selected unaudited financial information for Virurl for the nine month period ended September 30, 2014. The summarized financial information presented below is derived from, and should be read in conjunction with: (i) the audited and unaudited financial statements, as applicable, for our company and Virurl, including the notes to those financial statements, which are included elsewhere in this prospectus, and (ii) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, beginning on page 30 of this prospectus.

Revenue.com Corporation

Statement of Operations Data	From Inception on March 14, 2014 to September 30, 2014
Operating Expenses	$25,235
Net Loss	$(68,135)

Balance Sheet Data	As of September 30, 2014
Cash	$74,423
Working Capital	$26,865
Total Assets	$1,057,487
Total Liabilities	$1,030,622
Total Stockholders’ Equity	$26,865
Accumulated Deficit	$(68,135)

Virurl, Inc.

Statements of Operations Data	For Nine Month Period Ended September 30, 2014	For Nine Month Period Ended September 30, 2013	For Year Ended December 31, 2013	For Year Ended December 31, 2012
Revenue	$236,455	$189,818	$316,176	$92,126
Gross Profit	$73,588	$80,591	$116,607	$12,201
Operating Expenses	$965,683	$1,709,293	$1,853,755	$617,274
Net Loss	$(942,485)	$(1,628,948)	$(1,742,192)	$(646,914)

Balance Sheets Data	As of September 30, 2014	As of December 31, 2013	As of December 31, 2012
Cash	$336,708	$11,301	$277,597
Working Capital	$(587,191)	$(128,816)	$302,135
Total Assets	$470,827	$145,298	$482,900
Total Liabilities	$958,439	$140,117	$2,707
Total Stockholders’ Equity (Deficit)	$(487,612)	$5,181	$480,193
Accumulated Deficit	$(3,444,635)	$(2,502,150)	$(759,958)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties, in addition to other information in this prospectus, in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related to This Offering

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate dilution as a result of this offering. After giving effect to the sale by us of up to  shares of common stock, and after deducting estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $ per share, or %, at the offering price. To the extent any warrants, options or other convertible securities that we have issued are exercised, you will sustain future dilution. We may also acquire other assets or businesses by issuing equity, which may result in additional dilution to our stockholders.

We will have immediate and broad discretion over the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We have considerable discretion in the application of the proceeds of this offering. We currently expect to use the net proceeds from this offering for working capital, business development and general corporate purposes. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary or advisable. You must rely on our judgment regarding the application of the net proceeds of this offering. Our judgment may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which we base our decisions.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

Virurl, our operating subsidiary, was incorporated on July 1, 2010, and did not fully commence operations until 2012. Consequently, we have a limited operating history from which investors can evaluate our business. Our ability to successfully develop our native advertising technology and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. We have not generated any significant revenues and do not expect to do so in the near future. For us to achieve success, our product must receive broad market acceptance. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operations. If our product is not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors. We anticipate operating losses in upcoming future periods. This will occur because there are expenses associated with the development, marketing and sales of our product. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in the near future may cause us to suspend or cease activities.

We will need additional funds to produce and market our native advertising technology.

We will have to spend additional funds to produce and market our native advertising technology. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

There is no guarantee that sufficient sales levels will be achieved.

There is no guarantee that our expenditure of money on marketing efforts will translate into sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing and sales activities. As such, we may not be able to complete our business development program in a manner that is as thorough as we would like. We may not ever generate sufficient revenues to cover our operating and expansion costs and you may, therefore, lose your entire investment.

We may not be able to enhance our advertising platform to keep pace with technological and market developments.

The market for advertising services is characterized by rapid technological change, evolving industry standards, new entrants to the market, and frequent new service introductions. To keep pace with technological developments, satisfy increasing advertiser requirements, maintain the attractiveness and competitiveness of our advertising solutions and ensure compatibility with evolving industry standards and protocols, we will need to regularly enhance our current services and to develop and introduce new services on a timely basis. Our inability, for technological, business or other reasons, to enhance, develop, introduce or deliver compelling advertising services in response to changing market conditions and technologies or evolving expectations of advertisers or users, could hurt our ability to grow our business and could result in our advertising platform becoming obsolete.

Our business depends on a strong brand, and failing to maintain and enhance our brand could hurt our ability to expand our base of users and advertisers.

Maintaining and enhancing our brand is critical to expanding our base of users and advertisers. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the online advertising market. Our brand may be negatively impacted by a number of factors, including data protection and security issues, service outages and product malfunctions. If we fail to maintain and enhance our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be adversely affected. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader, which we may not be able to do successfully.

If we cannot increase the capacity of our advertising technology platform to meet advertiser or user demand, our business will be harmed.

We must be able to continue to increase the capacity of our technology platform in order to support substantial increases in the number of advertisers and users, to support an increasing variety of advertising formats and to maintain a stable service infrastructure and reliable service delivery for our advertising campaigns. If we are unable to efficiently and effectively increase the scale of our advertising platform to support and manage a substantial increase in the number of advertisers and users, while also maintaining a high level of performance, the quality of our services could decline and our reputation and business could be seriously harmed. In addition, if we are not able to support emerging advertising formats or services preferred by advertisers, we may be unable to obtain new advertising clients, or may lose existing advertising clients, and in either case our revenue could decline.

We face significant competition which is likely to increase in the future.

We operate in a highly competitive environment, both directly and indirectly. Our product is intended to complement or directly compete with banner advertising. We also directly compete with a myriad of companies who focus on providing monetization and advertising solutions in the nascent native advertising space. Because the barrier to entry in our industry is relatively low, we believe that we will face increased competition from existing companies looking to expand their operations, as well as new entrants to our industry. Many of our competitors have greater financial and human resources than our company. Increased competition may have an adverse effect on our business.

Internet users may choose not to allow advertising on their devices.

The success of our business model depends on our ability to deliver targeted, highly relevant advertisements to consumers. Targeted advertising is done primarily through analysis of data, much of which is collected on the basis of user-provided permissions. This data might include data collected when users view an advertisement or video, or when they click on or otherwise engage with an advertisement. Users may elect not to allow data sharing for targeted advertising for a number of reasons, such as privacy concerns, or pricing mechanisms that may charge the user based upon the amount or types of data consumed on a specific device. Users may also elect to opt out of receiving targeted advertising from our platform. In addition, companies may develop products that enable users to prevent advertisements from appearing on their devices. If any of these developments were to occur, our ability to deliver effective advertising campaigns on behalf of our advertiser clients would suffer, which could hurt our business.

If we fail to detect click fraud or other invalid clicks on advertisements, we could lose the confidence of our advertiser clients, which would cause our business to suffer.

Our business relies on delivering positive results to our advertiser clients. We are exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. Invalid clicks could result from click fraud, where a user intentionally clicks on advertisements for reasons other than to access the underlying content of the advertisements. If fraudulent or other malicious activity is perpetrated by others, and we are unable to detect and prevent it, the affected advertisers may experience or perceive a reduced return on their investment. High levels of invalid click activity could lead to dissatisfaction with our advertising services, refusals to pay, refund demands or withdrawal of future business. Any of these occurrences could damage our brand and lead to a loss of advertisers and revenue.

Our revenue growth rate could decline over time, and we anticipate downward pressure on our operating margin in the future.

Our revenue growth rate could decline over time as a result of a number of factors, such as increasing competition, the challenges of maintaining our growth rate as our revenues increase to higher levels, and the evolution of the online advertising market, including the increasing variety of online platforms for advertising. Further, we believe our operating margin will experience downward pressure as a result of increasing competition in the future.

Changes in, or failure to comply with, the laws and regulations applicable to our product or our business operations could increase our costs or reduce our net operating revenues.

The digital advertising industry operates in a highly regulated environment. We are subject to a number of laws and regulations, both foreign and domestic, which could harm our business. Many of these regulations are vague and still evolving, and could be interpreted in ways that could have an adverse effect on our business or operations. Domestically, we are subject to the rules of the Federal Communications Commission (FCC), the Federal Trade Commission (FTC), and other federal and state laws related to our advertising methods. Given our limited resources, we currently have not fully developed our internal compliance program, nor do we have mechanisms in place to monitor the compliance of our publishers. If we are unable to identify all relevant laws and regulations relevant to our business and implement corresponding means of compliance, we may be at risk of enforcement actions and lawsuits, including fines or limitations that could prevent us from operating our business effectively or continuously. We may be forced to alter our products or services in order to remain in compliance with current or future regulations, which could impose additional costs on our business, inhibit our ability to operate effectively, or cause customers to abandon our services. This could have a material adverse effect on our business and financial condition.

We may be subject to intellectual property or other claims, which are costly to defend, could result in significant damage awards, and could limit our ability to use our native advertising technology in the future.

Internet, technology, media and other companies own large numbers of patents, copyrights, trademarks and trade secrets, and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, patent holding companies may continue to seek to monetize patents they have purchased or otherwise obtained. If we were required to defend against such a claim, and were unsuccessful, adverse results could include awards of substantial monetary damages, costly royalty or licensing agreements (if licenses are available at all), or orders preventing us from offering certain products or services. Regardless of the merits of the claims, intellectual property claims are often time consuming, expensive to litigate or settle, and cause significant diversion of management attention. To the extent such intellectual property infringement claims are successful, they may have an adverse effect on our business, financial position, results of operations or cash flows.

Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position and reduce our revenue.

We regard the protection of our intellectual property, which includes trade secrets, domain names and patent applications, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have begun to seek patent protection for certain of our technologies and currently have two United States patent applications on file, although there can be no assurance that these patents will ultimately be issued. We are also pursuing the registration of our domain names, trademarks and service marks in the United States and in certain locations outside the United States. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our intellectual property through additional patent filings that could be expensive and time-consuming.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Further, the laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our advertising services. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is favorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights.

We may be subject to legal liability associated with providing online services or content.

We arrange for the distribution of third-party advertisements to third-party publishers and advertising networks. We may be subject to claims concerning products, services or content by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, provide, or provide access to, these products, services or content. Defense of any such actions could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, and may require us to change our business in an adverse manner.

The loss of one or more of our major customers or a decline in demand from one or more of these customers could harm our business.

We have two major customers (consisting of Invent Ventures, Inc., who was also the holder of more than 50% of Virurl’s outstanding common stock as at September 30, 2014, and World Media Group, LLC) that together accounted for 100% (nil and 100%, respectively) of accounts receivable at September 30, 2014, and 68.7% (14.5%, and 54.2%, respectively) of the total revenues earned for the nine month period ended September 30, 2014. There can be no assurance that such customers will continue to use our product at the same level or at all. A reduction in demand from such customers, including a reduction in demand due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel, or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our company. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Seasonal fluctuations in digital advertising activity could adversely affect our cash flows.

Our cash flows from operations could vary from quarter to quarter due to the seasonal nature of our advertisers' spending. For example, many advertisers devote the largest portion of their budgets to the fourth quarter of the calendar year, to coincide with increased holiday purchasing. To date, these seasonal effects have been masked by our revenue growth. However, if and to the extent that seasonal fluctuations become more pronounced, our operating cash flows could fluctuate materially from period to period as a result.

We do not have long-term agreements with our advertiser clients, and we may be unable to retain key clients, attract new clients or replace departing clients with clients that can provide comparable revenue to us.

Our success requires us to maintain and expand our current advertiser client relationships and to develop new relationships. Our contracts with our advertiser clients generally do not include long-term obligations requiring them to purchase our services, and are cancelable upon short or no notice and without penalty. As a result, we are not able to predict our future advertising revenue streams. We cannot assure you that our advertiser clients will continue to use our services, or that we will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. If a major advertising client representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that we would not have a sufficient supply of ads to fill our publisher clients' advertising inventory, in which case our revenue could be significantly reduced. Any non-renewal, renegotiation, cancellation or deferral of large advertising contracts, or a number of contracts that in the aggregate account for a significant amount of revenue, could cause an immediate and significant decline in our revenue and harm our business.

Our sales efforts with publishers require significant time and expense.

Attracting new publisher clients requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. For example, it may be difficult to identify, engage and market to potential publisher clients who do not currently offer native advertising or are unfamiliar with our current services or platform. Furthermore, our clients' purchasing and design decisions may require input from multiple internal constituencies. As a result, we must identify those involved in the purchasing decision and devote a sufficient amount of time to presenting our services to each of those individuals.

Our business model often requires us to spend substantial time and effort educating potential publishing clients about our offerings, including providing demonstrations and comparisons against other available services. This process can be costly and time-consuming. If we are not successful in streamlining our sales processes with publishers, our ability to grow our business may be adversely affected.

If we do not achieve satisfactory results under performance-based pricing models, we could lose clients and our revenue could decline.

We offer our services to advertisers based on a variety of pricing models, including cost per thousand (“CPM”), cost per action (“CPA”) and cost per click (“CPC”). Under performance-driven CPA and CPC pricing models, from which we currently derive a significant portion of our revenue, advertisers only pay us if we provide the results they specify. These results-based pricing models differ from fixed-rate pricing models, like CPM, under which the fee is based on the number of times the ad is shown, without regard to its effectiveness. As a result, under our contracts with advertisers that provide for us to be paid on a CPC or CPA basis, we must be able to develop effective ad campaigns that result in the desired actions being taken by consumers. If we are not able to perform effectively under these arrangements, it could hurt our reputation with advertisers and developers and could cause our revenues to decline.

Failure to adequately manage our growth may seriously harm our business.

We have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our services may suffer, which could negatively affect our reputation and demand for our services. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational and financial resources, and on our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

•

implement additional management information systems;

•

further develop our operating, administrative, legal, financial and accounting systems and controls;

•

hire additional personnel;

•

locate additional office space; and

•

manage potential international operations.

Moreover, as our sales increase, we may be required to provide increased levels of customization. As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver our native advertising solution in a timely fashion, fulfill existing client commitments or attract and retain new clients.

Acquisitions or investments may be unsuccessful and may divert our management's attention and consume significant resources.

As part of our growth strategy, we may consider pursuing acquisitions or investments in other businesses or individual technologies, including ad networks and web publishers. Any acquisition or investment may require us to use significant amounts of cash, issue potentially dilutive equity securities, or incur debt. In addition, acquisitions involve numerous risks, any of which could harm our business, including:

•

difficulties in integrating the operations, technologies, services and personnel of acquired businesses, especially if those businesses operate outside of our core competency of delivering native advertising;

•

ineffectiveness or incompatibility of acquired technologies or services;

•

potential loss of key employees of acquired businesses;

•

inability to maintain the key business relationships and the reputations of acquired businesses;

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diversion of management's attention from other business concerns;

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costs necessary to establish and maintain effective internal controls for acquired businesses;

•

failure to successfully further develop the acquired technology in order to recoup our investment; and

•

increased fixed costs.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm and monetary damages.

We may at times collect, store and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur, or that third parties will not gain unauthorized access to this information, despite our efforts. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed in the past that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such disclosure, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We may, in the future, discover areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur, or that all control issues and instances of fraud will be detected. If we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements, and we may conclude that our internal controls over financial reporting are not effective.

We will need additional capital in the future to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

We expect that we will need to raise additional capital to fund operations in the future or to finance acquisitions. If we seek to raise additional capital in order to meet various objectives, including developing future technologies and services, increasing working capital, acquiring businesses or responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. In addition, should we enter into a credit facility, we may be restricted from using the net proceeds of financing transactions for our operating objectives. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute the ownership of our stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate, material parts of our business strategy, including potential additional acquisitions or development of new technologies.

Our net operating loss carryforwards may expire unutilized or underutilized, which could prevent us from offsetting future taxable income.

We may be limited in the portion of net operating loss carryforwards that we can use in the future to offset taxable income for U.S. federal income tax purposes.

At September 30, 2014, we had estimated federal net operating loss carryforwards of approximately $70,000, which will expire in 2034. We have provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to our limited operating history. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

At December 31, 2013, Virurl had estimated federal net operating loss carryforwards of approximately $1,100,000, which will expire in between 2032 and 2033. Virurl has provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to its limited operating history. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

Following the closing of our acquisition of Virurl, future utilization of the federal net operating loss carryforwards of the combined companies, if any, may be limited by Section 382 of the United States Internal Revenue Code.

We will incur costs and demands upon management as a result of complying with laws and regulations applicable to public companies in the United States.

As a public company in the United States, we will incur significant additional legal, accounting and other expenses. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the Securities and Exchange Commission, may increase legal and financial compliance costs and make some activities more time consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards. This investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed. Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as members of senior management.

Risk Related to Our Common Stock

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, of which 50,703,417 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding, as of January 16, 2015. Our board of directors has the authority to cause us to issue additional shares of common stock and preferred stock, and to determine the rights, preferences and privileges of shares of our preferred stock, without consent of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTCQB marketplace operated by the OTC Markets Group upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. In addition, we need to make an application to the OTC Markets Group. We cannot provide our investors with any assurance that our common stock will be traded on the OTCQB or, if traded, that a public market will materialize. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. If our common stock is not quoted on the OTCQB, or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has recently experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of development stage companies, which may adversely affect the market price of our common stock in a material manner.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. Although a majority of our current stockholders have agreed not to sell their shares for an extended period of time, at such time as our stockholders can sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

A decline in the price of our common stock could affect our ability to raise further working capital, or may adversely impact our ability to continue operations, and we may go out of business.

In the event that a trading market ever becomes available for our common stock, which may never occur, a prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and our business plan and operations may be adversely affected, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid cash dividends on our common stock to date. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

There is currently no public market for our common stock. We expect that, even if we obtain a public listing or quotation, our stock will be a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

There is currently no public market for our common stock. We expect that, even if we obtain a public listing or quotation, our stock will be a penny stock. The Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. We expect that our stock will be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, or the negative of these terms, or other comparable terminology. Forward-looking statements included herein include statements with respect to how we plan to use the use of proceeds of the offering, our proposed plan of operations and plans for the possible growth of our business. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The gross proceeds from this offering will be $100,000 if we sell the minimum number of shares and $300,000 if we sell the maximum number of shares that we are offering. After deducting the estimated offering expenses of $30,000 that we expect to be payable by us in connection with the offering, we expect to receive net proceeds of $70,000 from this offering if we sell the minimum number of shares offered and $270,000 if we sell the maximum number of shares offered.

We currently expect to use the net proceeds from this offering as specified in the following table, and we have ordered the specific uses of proceeds in order of priority. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering is less than the maximum proceeds to be potentially raised in this offering.

	Approximate Amount
Principal Purposes	Assuming Completion of Minimum Offering		Assuming Completion of Maximum Offering
Sales and Business Development	$	Nil	$100,000
Working capital, including legal, audit, accounting, investor relations and communications expenses		$70,000	$170,000
Total:		$70,000	$270,000

The projected amount of proceeds to be spent on each purpose set forth in the table above, and the projected net proceeds to us after deducting for applicable costs and expenses, are in each case estimates based on our current expectations. Those estimates may prove to be wrong, and we could require additional funding for any one of the purposes set forth in the table above, which could consequently reduce the expenditures we use for another purpose.

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $ per share. As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

If you invest in shares of our common stock, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share after the offering. Dilution results when the per share offering price is substantially in excess of the book value per share attributable to outstanding shares of common stock. The net tangible book value attributable to the shares of our common stock that were outstanding on September 30, 2014, determined on a pro forma, unaudited, basis after giving effect to our acquisition of Virurl on December 16, 2014, was $(601,170) or $(0.01) per share. This represents the amount of total tangible assets less deferred financing costs, capitalized software costs and total liabilities, divided by the number of shares of our common stock outstanding.

After giving effect to the minimum offering, we will have  shares of our common stock outstanding, on a pro forma basis, as of September 30, 2014. Our post-offering net tangible book value, which gives effect to receipt of the expected net proceeds from the offering ($) and issuance of  shares to be sold in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2014, will be $ or $ per share. This would result in dilution to investors in this offering of approximately $ per share, or approximately % from the offering price of $ per share. Net tangible book value per share would increase to the benefit of present stockholders by approximately $ per share attributable to the purchase of the shares of our common stock by investors in this offering.

After giving effect to the maximum offering, we will have  shares of our common stock outstanding, on a pro forma basis, as of September 30, 2014. Our post-offering net tangible book value, which gives effect to receipt of the expected net proceeds from the offerings ($) and issuance of  shares to be sold in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2014, will be $ or $ per share. This would result in dilution to investors in this offering of approximately $ per share, or approximately % from the offering price of $ per share. Net tangible book value per share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the shares of our common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the closing of the offering and the dilution to persons purchasing shares being offered based on the foregoing assumptions and the assumptions set forth in the following table:

	Minimum Offering(1)	Maximum Offering(2)
Offering price per share	$	$
Net tangible book value per share before the offering	$	$
Increase in net tangible book value per share attributable to payments by new investors	$	$
Net tangible book value per share after the offering	$	$
Dilution per share to new investors	$	$

(1)

Assumes the receipt of the expected net proceeds from this offering of at least  shares ($100,000), but does not take into consideration any other changes in our net tangible book value after September 30, 2014, other than changes resulting from the completion of our subscription receipt financing on December 12, 2014 and the closing of our acquisition of Virurl on December 16, 2014.

(2)

Assumes the receipt of the expected net proceeds from this offering of up to  shares ($300,000), but does not take into consideration any other changes in our net tangible book value after September 30, 2014, other than changes resulting from the completion of our subscription receipt financing on December 12, 2014 and the closing of our acquisition of Virurl on December 16, 2014.

The following tables set forth, as of January 16, 2015, the differences between the amounts paid or to be paid by the groups set forth in the tables with respect to the aggregate number of shares of our common stock acquired or to be acquired by each group after the closing of the offering:

Minimum Offering
	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Our officers, directors, promoters, and affiliated persons		%	$	%	$
New investors in this offering		%	$	%	$

Maximum Offering
	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Our officers, directors, promoters, and affiliated persons		%	$	%	$
New investors in this offering		%	$	%	$

PLAN OF DISTRIBUTION

This is an initial public offering of shares of our common stock. We are offering for sale a minimum of  shares of our common stock and a maximum of  shares of our common stock. Prior to this offering, there has been no public market for the common stock.

There is no minimum subscription amount required from subscribers in this offering. Subscriptions for the shares will be subject to rejection or allotment, in whole or in part, and we reserve the right to close the subscription books at any time without notice. We must sell the minimum number of shares offered ( shares), if any shares are sold. We intend to close this offering within 90 days after the declaration of the effectiveness of the registration statement of which this prospectus forms a part. Until we sell at least  shares, all subscription proceeds will be held by our company. If we do not sell at least  shares by the above mentioned 90th day, all funds will be promptly returned to investors within three business days, without interest or deduction.

We have not arranged to place the subscription proceeds from this offering in an escrow, trust, or similar account. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition, or our creditors file an involuntary bankruptcy petition, our assets will be likely be seized by the bankruptcy trustee, including your subscription proceeds, and used to pay our creditors. If this happens, you will lose your entire investment notwithstanding the purported minimum offering provisions. You will not have the right to withdraw your funds during the offering.

Our shares are being offered for sale in a direct offering by our officers and directors to persons that they believe might be interested in purchasing our shares. We expect that commissions may be paid to certain parties in connection with the sale of these shares.

Our officers and directors intend to rely on the exemption from registration in Rule 3a4-1 of the Securities Exchange Act of 1934 in connection with their participation in the offering. In that regard:

(1)

none of the officers or directors is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, and it is not anticipated that any will be subject to that statutory disqualification at the time of his participation in this offering;

(2)

none of the officers or directors will be compensated in connection with his participation in this offering by the payment of commissions or other remunerations based either directly or indirectly on transactions in securities;

(3)

none of the officers or directors is an associated person of a broker or dealer, and it is not anticipated that any will be such at the time of his participation in this offering; and

(4)

each of the officers and directors meets the following conditions:

(a)

each of the officers and directors primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company otherwise than in connection with transactions in securities,

(b)

none of the officers or directors was a broker or dealer, or an associated person of a broker or dealer, within the 12 months preceding this offering, and

(c)

none of the officers or directors has participated in selling an offering of securities for any issuer more than once every twelve months, otherwise than as described in paragraph (a)(4)(i) or (iii) of Rule 3a4-1.

DESCRIPTION OF SECURITIES

Capital Stock

The total number of shares of all classes of stock which we have authority to issue is 600,000,000 shares, of which 500,000,000 shares are common stock, with a par value of $0.001 per share, and 100,000,000 shares are preferred stock, with a par value of $0.001 per share.

As of January 16, 2015, there were 50,703,417 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock have one vote for each share on each matter submitted to a vote of the stockholders of our company. Except as otherwise provided by law, by our articles of incorporation, or by resolution of our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock have sole voting power. There is no cumulative voting in the election of directors. Stockholders holding at least 10% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the articles of incorporation, a different vote is required, in which case such express provision will govern and control the decision of such question. Any action which may be taken by the vote of the stockholders of our company at a meeting may be taken without a meeting if authorized by the written consent of the stockholders holding at least a majority of the voting power, unless the provision of the statutes or the articles of incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents will be required. Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to applicable laws.

Subject to all rights of the holders of our preferred stock or any series thereof, the holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, and after holders of our preferred stock of each series will have been paid in full the amounts to which they are entitled, or a sum sufficient for such payment in full has been set aside, the remaining net assets of our company will be distributed, pro rata, to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series. Our board of directors has the authority to authorize the issuance of one or more series of preferred stock, and to fix by resolution providing for the issuance of each such series, the voting powers, designations, preferences, limitations, restrictions and relative rights of such series, to the extent permitted by law. No holder of any series of preferred stock will be entitled to receive any dividends thereon, other than those specifically provided for by our articles of incorporation or the resolution of the board of directors providing for the issuance of such series of preferred stock. Upon any liquidation of our company, whether voluntary or involuntary, the holders of preferred stock of each series will be entitled to receive only such amount as will have been fixed by our articles of incorporation or by resolution of our board of directors providing for the issuance of such series.

Anti-Takeover Provisions

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

EXPERTS AND COUNSEL

The financial statements of our company for the period from inception on March 14, 2014 to September 30, 2014 included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of our wholly-owned subsidiary, Virurl, for the years ended December 31, 2013 and 2012 included in this prospectus have been audited by MaloneBailey, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Virurl’s ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with such registration statement), or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingency basis. At the time of such preparation, certification or opinion, or at any time thereafter, through the date of effectiveness of such registration statement, or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in our company or our wholly-owned subsidiary, Virurl, nor was any such person connected with our company or our Virurl as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

Corporate Overview

Revenue.com Corporation was incorporated under the laws of the State of Nevada on March 14, 2014. Upon incorporation, our principal business activity was the acquisition of companies engaged in advertising technology and related businesses.

Pursuant to a share exchange agreement dated effective October 15, 2014, as amended on December 1, 2014, among our company, Virurl, Inc. (“Virurl”), a company incorporated in the State of Delaware on July 1, 2010, and all of the stockholders of Virurl, we agreed to acquire all of the outstanding securities of Virurl. As a result of the closing of this agreement on December 16, 2014, Virurl became a wholly-owned subsidiary of our company and we adopted the business of Virurl, operating under the “Revenue.com” and “Revenue” brands.

In connection with the closing of the share exchange agreement, Paul Dillman, Jr., our sole director and officer prior to the closing of the share exchange agreement, resigned as president, secretary and treasurer of the Company, but continued on as a director. In addition, the size of our board of directors was increased to six persons, and five nominees of Virurl, being Francisco Diaz-Mitoma, Tim Symington, Geoffrey DeStefano, Dominic Ianno and Merrill Brown, were appointed as directors. Nominees of Virurl were also appointed to all officer positions for our company, as further described herein.

In connection with the closing of the share exchange agreement, we experienced a change of control, as all of our officer positions, and five out of six of our board seats, were filled by nominees of Virurl, and former stockholders of Virurl were issued shares that constituted more than 50% of our issued and outstanding shares of common stock. As a result, we determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Virurl as the acquirer for accounting purposes.

The principal offices of our company are located at 137 Bay Street #7, Santa Monica, CA 90405. Our telephone number is 1-888-572-1160.

Products and Services

Our company develops platforms that automate the purchase and sale of online advertising. Our focus is to increase the usability and performance of digital advertising campaigns using improvements in design, technology, and methodology. Our revenues are derived from:

•

sales of traffic or media inventory provided by our publishing partners using our proprietary native advertising technology;

•

sales of traffic that we have purchased from third party advertising providers; and

•

creation and management of custom advertising campaigns for large clients.

Native Advertising – Providing monetization tools to publishers. Our technology enables publishers to provide “native advertisements” to media buyers, potentially increasing their revenue per page view. Native advertising is a form of online advertising that matches the form and function of the platform on which it appears. The word “native” refers to the content’s coherence with other media on the platform. By providing a more consistent and less interruptive experience to the user, native ads typically see higher click-through rates, a way of measuring the success of online advertising, than the typical banner-advertising unit. Native ads are often placed alongside the other media on a publisher’s website or application, providing new advertising units and supplemental income to their other digital advertising initiatives. We believe that our tools and technology assist publishers in maximizing the revenue they generate. We contract with publishers to sell their native inventory to both advertisers on our platform, and on other native advertising exchanges that we have engaged. Publishers sign up to our platform either through direct sales or through word of mouth programs that we have constructed. Our staff evaluates all publisher sign ups to ensure their content is brand safe, and that fraud potential is limited. Once the site is approved, we provide the publisher with a “tag”, which is the technology that allows us to fill advertising space on the publisher’s website. The tag is then customized to ensure that all advertisements will match the look and feel of the publisher’s site. When an Internet user visits the publisher’s website, our platform sends a request to all advertisers and advertising partners to provide a bid price to display their ad to the Internet user. The advertiser or partner with the highest bid price has their ad displayed on the publisher website to the Internet user. The publisher is paid either by a set negotiated price per page view, or on a performance basis according to the traffic delivered from their platform to our advertisers via “clicks”.

Native Advertising for Advertisers – Providing tools to build and purchase native ads. Our media buying platform is designed to bring simplicity and scale to the creation and purchase of native advertising inventory. The ad creation tools provided during sign up enable advertisers to build and deploy native ad campaigns in under a minute by leveraging our proprietary content crawling technology. Advertisers looking to drive traffic to a larger corpus of online content can plug into our ad buying platform directly using RSS feeds or our application programming interface. As opposed to purchasing native ad inventory directly on a single publisher’s website, our platform enables advertisers to purchase across many websites, targeted by category, increasing the scale and reach of their campaigns. Once an ad is designed and targeted capabilities are selected, advertisers set their daily budget and “bid price” for each click they receive. The higher the bid price for a specific ad, the higher the probability that their advertisement will be shown on a relevant publisher’s website. Advertisers on our platform are constantly adjusting their bid price to maximize exposure while limiting their out of pocket expense. Advertisers have the ability to view the performance of their ads, their current balance and expenditures, and make alterations to their campaigns, all through a dashboard provided on our platform.

Custom Solutions. Running an effective online advertising campaign, particularly in the nascent native advertising space, requires constant attention and iteration. To some of our larger clients, we provide account services to manage the creation, iteration, bid pricing, placement, and purchase schedules of their advertising initiatives. These services increase the probability that our clients will have a good return on investment for their initiatives, particularly with respect to their use of our native advertising technology.

Marketing and Sales

We market our platform and services through a combination of in-house sales, product driven word-of-mouth marketing, partnerships, and digital ad purchases. Due to the nature of our marketplace, our outreach is divided into two distinct categories. One focus is to drive publisher adoption of the platform; the other is to drive the sale of advertising.

Publisher adoption – Our marketing team focuses on direct outreach, social media, public relations, and industry events to generate publisher adoption of our product. Sales representatives contact publishers and negotiate a compensation structure to provide us with their native ad inventory. Traditionally, we focused on performance based payouts, where the publisher would be paid for every click their website drove to our demand partner. More recently, we have provided publishers a guaranteed, pre-negotiated cost per thousand (CPM) rate for their inventory. When selecting our publishers, we focus on traffic quality, demographics, and category of content.

Advertising sales – Sales of our media inventory are generated primarily through direct outreach and demand side partnerships. We have partnered with several native advertising platforms, exchanges, and creative agencies that provide demand for our inventory. By outsourcing a large portion of our advertising sales to demand-side native advertising platforms, we are able to achieve large-scale ad inventory while focusing on publisher development. When an Internet user visits one of our publisher websites, we conduct a real-time auction and display the ad with the highest per-click bid price. This process is intended to maximize revenue for both the platform and the publisher. Our in house team sells our services to direct marketers, brand advertisers, media properties, and advertising agencies that service these brands. We conduct our direct sales activities through business development relationships, social media, public relations, and the purchase of digital advertising.

Dependence on Few Customers

For the nine months ended September 30, 2014, two customers accounted for 68.7% of our total revenue. Of these, revenue derived from Invent Ventures Inc. (“Invent”) and World Media Group, LLC amounted to $40,000.00 and $149,800.00, or 14.5% and 54.2%, respectively, of our total revenue for that period. As at January 16, 2015, Invent was the holder of 28.8% of our outstanding shares of common stock, on an undiluted basis. Tim Symington, a director of our company and our head of product, is also the chief investment officer of Invent. The loss of any of these customers would have a material adverse effect on our business.

Intellectual Property

Our platform is built using a combination of licensed software and proprietary technology and algorithms. We protect our intellectual property rights by leveraging trade secret laws, restrictions on disclosure, and patent filings. We enter into confidentiality and invention assignment agreements with employees and consultants, and limit access to the documentation of our software and business practices.

We have filed two provisional patents with the United States Patent and Trademark Office, but there are no assurances that these patents pending will be approved. These patents pertain to the interaction and serving of sponsored or organic content. The first patent pending is a velocity based rating system that measures interest or disinterest in content based on touch interactions on a mobile device. The second is a system for serving sponsored content to publishers. We recently filed a trademark for “RevScore” but the trademark has not yet been approved by the United States Patent and Trademark Office.

Research and Development Costs during the Last Two Years

We estimate that Virurl spent approximately $85,615 on research and development costs in the year ended December 31, 2013 and $90,506 in the year ended December 31, 2014.

Competition

We operate in a highly competitive environment, both directly and indirectly. Our product is intended to complement or directly compete with banner advertising. We also directly compete with a myriad of companies who focus on providing monetization and advertising solutions in the nascent native advertising space. Within the native ad space, we believe we compete based on our ability to work with demand partners to obtain the best available prices for our customers. The barriers to entry in our industry are relatively low. We believe that in the future we will face increased competition from existing companies looking to expand their operations as well as new entrants to our industry. Many of our competitors have greater financial and human resources than our company. Although we focus on using technology and customer service to provide differentiation, increased competition may have an adverse effect on our company.

Government Regulation

The digital advertising industry operates in a highly regulated environment. We are subject to a number of laws and regulations, both foreign and domestic, which could harm our business. Many of these regulations are vague and still evolving, and could be interpreted in ways that could have an adverse effect on our business or operations. Domestically, we are subject to the rules of the Federal Communications Commission (FCC), the Federal Trade Commission (FTC), and other federal and state laws related to our advertising methods. Given limited resources, we currently have not fully developed our internal compliance program, nor do we have mechanisms in place to monitor the compliance of our publishers. Our account managers provide assistance to mitigate compliance risk to the best of our abilities; however we rely mostly on the policies established by our publishing partners. If we are unable to identify all relevant laws and regulations relevant to our business and implement corresponding means of compliance, we may be at risk to enforcement actions and lawsuits, including fines or limitations that could prevent us from operating our business effectively or continuously. We may be forced to alter our products or services in order to remain in compliance with current or future regulations, which could impose additional costs on our business, inhibit our ability to operate effectively, or cause customers to abandon our services. This could have a material adverse effect on our business and financial condition.

Our business, like most that operate online, is affected by the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM Act), which provides limitations and requirements for commercial electronic mail messages and specifies penalties for transmissions that violate these requirements. Violation of the CAN-SPAM act, through either technological or human error, is a risk for our company as we conduct daily operations of the platform.

On October 5, 2009, the FTC provided “Guides Concerning the Use of Endorsements and Testimonials in Advertising.” The guidance suggests that advertisers, publishers, and ad platforms provide clear disclosure in any third party endorsement, such as a blog or social media post, if compensation was received for that endorsement. Because many of our advertisements include paid referrals or product recommendations, and both our platform and the publisher are compensated for this activity, any failure on our part to comply with this disclosure may result in fines or penalties that could damage our business. In most cases, the display of this disclosure can be altered or removed by the publisher without our knowledge or consent, increasing the risk of a compliance failure. We currently do not take any steps to monitor compliance with these guides after our initial implementation. The FTC did not provide clear guidance as to how to properly make these disclosures, and could potentially disagree that the disclosure we provided was sufficient. In the event of a disclosure violation or disagreement, the FTC could identify these as violations, which could subject us to penalties or loss of customers.

We hold a significant amount of customer data that is stored in our databases. Many states have laws requiring a company to notify users when there is a security breach of their data. Any failure to comply with these laws may subject us to financial penalties and liabilities. There may be circumstances where we were unaware of a personal data breach and were subsequently unable to properly notify our customers. This could lead to further liabilities, as well as loss of trust in our ecosystem. A loss of trust in online ecosystems can have a negative impact on customer retention, which could result in financial loss.

We are also subject to laws regarding privacy and protection of user data. Any failure to comply with these privacy laws and regulations could result in significant liabilities. These laws and regulations are often vague, and vary from region to region, and it is possible that our data protection policies are not completely in compliance. Becoming compliant with all of the various requirements from region to region could incur significant additional costs to operations.

We currently monitor user behavior using browser cookies, and use that data to improve the targeting of our advertisements. This improved targeted results in a higher financial yield for both the publisher and our business. Legislation that would force Internet users to opt-in to using browser cookies, or other privacy related legislation, could reduce our ability to store and access user data. Any reduction in our ability to store or retrieve data would likely have a negative impact on our ability to target advertisements. Reduction or elimination of targeting abilities would adversely affect financial yield for both our publishers and us. Consequently, this could negatively impact our financial outlook and our ability to retain customers.

Both our publishers and our advertisers use text, video, and images in their advertisements or on their websites. We currently don’t have the resources or the processes in place to properly monitor this content for copyright violations. The Digital Millennium Copyright Act has provisions that limit our liability for linking to websites that include content that infringe copyrights, so long as we comply with the processes and requirements described in this act. Failure to comply could result in significant fines or liabilities. Complying with these laws could cause us to alter our products and business practices, incurring substantial costs that could be adverse to our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our users or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Employees

At January 16, 2015, we employed one full-time employee and retained ten independent contractors. There are no collective bargaining agreements covering any of our employees or contractors.

DESCRIPTION OF PROPERTY

We currently sublease a 750 square foot office at 137 Bay Street #7, Santa Monica, CA, 90405 for rent of $2,600 per month from Invent Ventures, Inc., which is our largest stockholder. It is a month to month arrangement. We anticipate needing to lease larger office space in the near future.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our wholly-owned subsidiary, Virurl, is a party, or of which any of our properties, or the properties of any of Virurl, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any of our registered or beneficial stockholders, is a party adverse to our company or Virurl, or has a material interest adverse to our company or Virurl.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

There is currently no trading market for our common stock.

As of January 16, 2015, there were: (i) stock options to purchase an aggregate of 4,647,732 shares of our common stock, (ii) warrants to purchase an aggregate of 4,858,352 shares of our common stock, (iii) convertible notes convertible into an aggregate of up to 12,320,000 shares of our common stock (assuming conversion at maturity), and (iv) subscription receipts exchangeable into an aggregate of 2,550,000 shares of our common stock outstanding.

Other than the up to  shares being offered pursuant to this prospectus and up to 9,500,000 shares of our common stock being offered for resale by some of our stockholders, there are no shares of common stock or other securities of our company that are being, or have been publicly proposed to be, publicly offered by our company, the offering of which could have a material effect on the market price of common stock or other securities of our company.

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the United States Securities Act of 1933.

Transfer Agent

We do not currently have a transfer agent, but will appoint one as soon as practicable.

Holders of Common Stock

As of January 16, 2015, there were 44 holders of record of our common stock. As of such date, 50,703,417 shares of our common stock were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

FINANCIAL STATEMENTS

Financial Statements of Revenue.com Corporation for the Period from Inception (March 14, 2014) to September 30, 2014

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statement of Operations

Statement of Changes in Stockholders’ Equity

Statement of Cash Flows

Notes to the Financial Statements

Financial Statements of Virurl, Inc. for the Years Ended December 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm

Balance Sheets

Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to Financial Statements

Unaudited Financial Statements of Virurl, Inc. for the Three and Nine Month Periods Ended September 30, 2014 and 2013

Balance Sheets

Statements of Operations

Statements of Cash Flows

Notes to Financial Statements

Unaudited Pro Forma Combined Financial Statements for the Nine Months Ended September 30, 2014

Pro Forma Combined Balance Sheet

Pro Forma Combined Statement of Operations

Notes to Pro Forma Combined Financial Statements

REVENUE.COM CORPORATION

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCORPORATION ON MARCH 14, 2014 TO SEPTEMBER 30, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Revenue.com Corporation

Madison, Wisconsin

We have audited the accompanying balance sheet of Revenue.com Corporation (the “Company”), as of September 30, 2014 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 14, 2014 (inception) through September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014, and the results of its operations and its cash flows for the period from March 14, 2014 (inception) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations for the period from March 14, 2014 (inception) through September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 15, 2015

REVENUE.COM CORPORATION

BALANCE SHEET

September 30, 2014

ASSETS
CURRENT ASSETS
Cash	$74,423
Loan receivable	877,500
Interest receivable	47,601
Deferred financing costs	56,363
Prepaid expenses	1,600
Total current assets	1,057,487

Total assets	$1,057,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,258
Accrued interest	49,364
Convertible notes payable	975,000
Total current liabilities	1,030,622

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 19,000,000 shares issued and outstanding	19,000
Additional paid-in capital	76,000
Accumulated deficit	(68,135)
Total stockholders’ equity	26,865

Total liabilities and stockholders’ equity	$1,057,487

The accompanying notes are an integral part of these financial statements.

REVENUE.COM CORPORATION

STATEMENT OF OPERATIONS

March 14, 2014 (Inception) Through September 30, 2014

Operating Expenses
Professional fees	$25,235

Other Income (Expenses)
Interest expense	(90,501)
Interest income	47,601

Net loss	$(68,135)

Loss per share – basic and diluted	$(0.00)

Weighted average shares of common stock outstanding – basic and diluted	14,625,966

The accompanying notes are an integral part of these financial statements.

REVENUE.COM CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

MARCH 14, 2014 (INCEPTION) THROUGH SEPTEMBER 30, 2014

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, March 14, 2014 (Inception)	-	$-	$-	$-	$-

Founder shares	100	-	-	-	-

Shares of common stock issued for cash	19,000,000	19,000	76,000	-	95,000

Repurchase and cancellation of founder shares	(100)	-	-	-	-

Net loss	-	-	-	(68,135)	(68,135)

Balances, September 30, 2014	19,000,000	$19,000	$76,000	$(68,135)	$26,865

The accompanying notes are an integral part of these financial statements.

REVENUE.COM CORPORATION

STATEMENT OF CASH FLOWS

March 14, 2014 (Inception) Through September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(68,135)
Adjustment to reconcile net loss to net cash used in operating activities
Amortization of deferred financing costs	41,137
Changes in operating assets and liabilities:
Prepaid expenses	(1,600)
Interest receivable	(47,601)
Accrued interest	49,364
Accounts payable	6,258
Net cash used in operating activities	(20,577)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds loaned under loan receivable	(877,500)
Net cash used in investing activities	(877,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan commissions paid	(97,500)
Proceeds from convertible notes	975,000
Shares of common stock issued for cash	95,000
Net cash provided by financing activities	972,500

NET INCREASE IN CASH	74,423
CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$74,423

SUPPLEMENTAL DISCLOSURES
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

REVENUE.COM CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

1.

ORGANIZATION AND NATURE OF OPERATIONS

Revenue.com Corporation (the “Company”) was incorporated in the State of Nevada pursuant to NRS Chapter 78 on March 14, 2014. The address of the Company’s corporate office and its principal place of business is 137 Bay Street, #7, Santa Monica, CA, 90405.

The Company began operations on March 14, 2014 and its principal business activity was the acquisition of companies engaged in advertising technology and related businesses. On December 16, 2014, the Company acquired Virurl, Inc., as further described in Note 8 – Subsequent Events. As a result of the completion of the acquisition, the Company now owns and operates the online advertising platform, Revenue.com (www.revenue.com), which specializes in native advertising: brand content served within publisher editorial streams, matched to the look and feel of each publication, which is fully integrated and consumed on the publisher site.

For the period from incorporation on March 14, 2014 to September 30, 2014, the Company incurred a net loss of $68,135. As of September 30, 2014, the Company had an accumulated deficit of $68,135, which has been funded by the issuance of debt and equity.

2.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. The Company has generated net losses since inception totaling $68,135 through September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon the Company's ability to raise additional capital, obtain financing and increase revenue. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with US GAAP, and are expressed in U.S. dollars. The Company's fiscal year end is December 31.

Use of Estimates

The preparation of these financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the periods reported. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Significant areas requiring the use of management estimates include the determination of impairment of mineral properties and financial instruments, decommissioning liabilities and deferred income tax assets and liabilities. Actual results could differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and further periods if the review affects both current and future periods.

Cash and Cash Equivalents

Cash in the statement of financial position comprises cash at banks and on hand, and short term deposits with an original maturity of three months or less, which are readily convertible into a known amount of cash. The Company’s cash is invested with major financial institutions in business accounts and is held in trust by its legal counsel. The cash is available on demand by the Company for its programs, and is not invested in any asset backed deposits or investments.

Financing Costs

Professional, consulting and regulatory fees, as well as other costs directly attributable to debt financing transactions, are reported as deferred financing costs and amortized over the life of the associated debt using the effective interest rate method. Share issue costs are charged to share capital when the related shares are issued. Costs relating to financing transactions that are not completed, or for which successful completion is considered unlikely, are charged to operations.

Net Loss per Share

The Company presents basic and diluted loss per share data for its shares of common stock, calculated by dividing the loss attributable to common stockholders of the Company by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted loss per share excludes all dilutive potential shares if their effect is anti-dilutive. During the period from inception on March 14, 2014 to September 30, 2014, the Company excluded 780,000 common stock warrants from the calculation of diluted loss per share as their effect would have been anti-dilutive.

Income taxes

Income tax expense comprises current and deferred income tax. Tax is recognized in the income statement except to the extent that it relates to items recognized directly into equity, in which case the related tax effect is recognized in equity.

Current tax expense is based on the results for the period as adjusted for items that are not taxable or not deductible. Current tax expense is calculated using tax rates, laws and government policies that were enacted or substantively enacted at the balance sheet date.

Deferred tax is accounted for using a temporary difference approach and is the tax expected to be payable or recoverable on temporary differences between the carrying amounts of assets and liabilities in the statement of financial position and the corresponding tax bases used in the computation of taxable income. Deferred tax is calculated based on the expected manner in which temporary differences related to the carrying amounts of assets and liabilities and are expected to reverse using tax rates and laws enacted or substantively enacted at the balance sheet date which are expected to apply in the period of reversal.

Deferred tax assets and liabilities are not recognized in respect of temporary differences that arise on initial recognition of assets and liabilities acquired other than in a business combination and which do not affect accounting or taxable profit or loss at the time of the transaction.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, loan receivable, accounts payable and accrued expenses, are carried at historical cost. At September 30, 2014, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 “Compensation – Stock Compensation.” Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees.” Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common stock issuances.

New Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

4.

LOAN RECEIVABLE

On April 30, 2014, pursuant to a Commitment Letter dated April 12, 2014, the Company made a bridge loan in the principal amount of $877,500 to Virurl, Inc. (“Virurl”), as evidenced by a debenture dated April 30, 2014 issued by VIRURL to the Company. The bridge loan is for a term of one year, maturing on April 30, 2015, and bears interest at the rate of 12% per annum. The interest is due on maturity. The bridge loan is secured by a security agreement. The security is a floating charge over all of the assets of Virurl. The bridge loan can be used for working capital and operating expenses but cannot be used for any payments to non-arms length parties.

The outstanding balance under this loan receivable and the corresponding accrued interest receivable was as follows as of September 30, 2014:

September 30, 2014
Loan receivable	$877,500
Accrued interest	47,601
Total loan and interest receivable	$925,101

5.

CONVERTIBLE NOTES PAYABLE

On April 29, 2014, the Company issued five convertible notes payable, in the aggregate principal amount of $975,000. The convertible notes are for a term of one year, maturing on April 29, 2015 and bear interest at the rate of 12% per annum, which interest is due on the earlier of maturity or conversion. The convertible notes, and unpaid interest thereon, will be converted into shares of common stock of the Company, at a deemed conversion price of $0.125 per share, upon the effectiveness of a registration statement on Form S-1 filed by the Company. The Company is entitled to repay these convertible notes, in whole or in part, without notice or penalty. The convertible notes are secured by the assets of the Company. The Company paid finders’ fees consisting of (i) aggregate cash payments equal to 10% of the funds raised through the issuance of the convertible notes, totalling $97,500, and (ii) the issuance of an aggregate of 780,000 warrants, each of which is exercisable into one share of common stock at a price of $0.125 per share until April 30, 2016.The fair value of the warrants was determined to be nominal (see Note 6). The cash commissions of $97,500 were recorded as deferred financing costs that are being amortized to interest expense over the life of the notes using the effective interest rate method. During the period from inception through September 30, 2014, amortization of $41,137 was recognized. The unamortized deferred financing costs totaled $56,363 as of September 30, 2014.

The outstanding balance under these convertible notes and the corresponding accrued interest was as follows as of September 30, 2014:

September 30, 2014
Convertible notes payable	$975,000
Accrued interest	49,364
Total convertible notes and interest payable	$1,024,364

6.

STOCKHOLDERS’ EQUITY

(a)

Share Capital

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 and 100,000,000 preferred shares with a par value of $0.001. As of September 30, 2014, there were 19,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

(b)

Issued and Outstanding Shares of Common Stock

	Number of Shares of Common Stock	Amount
Balance, March 14, 2014	-	$-
Issued for cash at $0.001 per share	100	-
Issued for cash at $0.005 per share	19,000,000	95,000
Redeemed for cash at $0.001 per share	(100)	-
Balance, September 30, 2014	19,000,000	$95,000

On March 14, 2014, the Company issued 100 common founder shares at $0.001 per share for total cash of $0.10.

On April 1, 2014, the Company issued 19,000,000 shares of common stock at $0.005 per share for total cash of $95,000.

On June 26, 2014, the Company redeemed 100 common founder shares at $0.001 per share for total cash of $0.10.

(c)

Warrants

During the period from inception through September 30, 2014, the Company issued an aggregate of 780,000 share purchase warrants pursuant to finder’s fee agreements related to the issuance of the convertible notes (see Note 5). Each warrant entitles the holder to purchase one share of common stock of the Company for $0.125 until April 30, 2016. The fair value of these warrants was determined to be nominal and it was estimated using the Black-Scholes Option Pricing Model and the following key assumptions: (1) risk free interest rate of 0.67%; (2) dividend yield of 0%; (3) expected volatility of 131.42%; (4) estimated market price of the Company’s common stock of $0.005; and (5) an expected life of the warrants of 2 years.

A summary of common stock warrant activity for the period from inception through September 30, 2014 is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at March 14, 2014 (inception)	-	$-
Granted	780,000	0.125
Outstanding at September 30, 2014	780,000	$0.125

Warrants exercisable at September 30, 2014	780,000	$0.125

As of September 30, 2014, the weighted average remaining life of the outstanding warrants was 1.58 years and the intrinsic value was $0.

The Company evaluated its warrants under ASC 815 and determined that they do not qualify as derivative liabilities.

7.

INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Net operating losses for tax purposes of approximately $70,000 at September 30, 2014 are available for carryover. The net operating losses will expire in 2034. The Company has provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to our limited operating history. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

As of September 30, 2014, the deferred tax asset consists of the following:

September 30, 2014
Net operating losses	$24,500
Valuation allowance	(24,500)
Net deferred tax asset	$-

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

8.

SUBSEQUENT EVENTS

On October 3, 2014, the Company issued one convertible note payable in the principal amount of $400,000. The convertible note is for a term of one year, maturing on October 3, 2015 and bears interest at the rate of 12% per annum, which is due on the earlier of maturity or conversion. The convertible note, and accrued interest thereon, will be converted into shares of common stock of the Company at $0.125 upon the effectiveness of a registration statement on Form S-1 filed by the Company. The Company is entitled to repay these promissory notes, in whole or in part, without notice or penalty. The convertible note is secured by a security agreement. The security is a floating charge over all of the assets of the Company. In connection with the issuance of the note, the Company paid finders’ fees consisting of: (i) a cash payment equal to 10% of the funds raised through the issuance of the note, totalling $40,000, and (ii) the issuance of 320,000 warrants, each of which is exercisable into one share of common stock at a price of $0.125 per share until October 3, 2016.

On October 15, 2014, as amended on December 1, 2014, the Company entered into a share exchange agreement with Virurl and all of its stockholders, and, as a result of the closing of this agreement on December 16, 2014, Virurl became a wholly-owned subsidiary of the Company. Under the share exchange, the Company issued 22,674,647 shares of common stock for 100% of the outstanding shares of common stock of Virurl, and 9,028,770 shares of common stock for 100% of the outstanding shares of preferred stock of Virurl. In addition, all outstanding options and warrants of Virurl became exercisable into shares of common stock of the Company rather than shares of common stock of Virurl. The number of shares of the Company’s common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction. Prior to the share exchange, the Company had 19,000,000 shares of common stock outstanding. As a result of the acquisition of Virurl, the Company adopted the business of Virurl and it has been operating under the “Revenue.com” and “Revenue” brands. Virurl was incorporated in the State of Delaware on July 1, 2010.

The share exchange was accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the share exchange transaction, the stockholders and management of Virurl had effective control of the Company, and the Company was a “shell company” prior to the closing of the transaction. For accounting purposes, Virurl was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of the Company. Accordingly, Virurl’s assets, liabilities and results of operations will become the historical financial statements of the Company, and the Company’s assets, liabilities and results of operations will be consolidated with Virurl’s, effective as of the date of the closing of the transaction. No step-up in basis or intangible assets or goodwill was recorded in connection with this transaction.

On October 20, 2014, the Company provided Virurl with a bridge loan of $360,000, effective October 3, 2014, for general working capital purposes. The bridge loan has a one-year term, ending October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum. As security for the bridge loan, Virurl provided the Company with a general security agreement over all of Virurl’s assets.

As a result of the completion of the share exchange transaction between the Company and Virurl on December 16, 2014 (as further described below), all outstanding bridge loans made by the Company to Virurl are now treated as inter-company loans.

On December 12, 2014, in connection with the acquisition of Virurl, the Company completed a private placement financing consisting of the issuance of an aggregate of 2,550,000 subscription receipts at a price of $0.25 per subscription receipt for aggregate gross proceeds of $637,500. The proceeds of the financing are currently being held in escrow by an escrow agent. In the event that the Company obtains a declaration from the Securities Exchange Commission with respect to the effectiveness of its registration statement on Form S-1 by 5:00 p.m. on May 29, 2015: (i) each subscription receipt will automatically convert, without any action on the part of the subscribers, into one share of the Company’s common stock, without payment of any additional consideration by the subscriber, and the financing proceeds will be delivered by the escrow agent to the Company; and (ii) the Company will pay certain finders aggregate finder’s fees of $54,000 and issue such persons an aggregate of 109,500 stock purchase warrants, each of which will be exercisable into one share of common stock of the Company at an exercise price of $0.25 per share until December 12, 2015. In the event that the registration statement is not declared effective by 5:00 p.m. on May 29, 2015, the Company will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt, and subscribers will be entitled to receive from the escrow agent a refund of the financing proceeds.

On December 16, 2014, the Company completed the acquisition of all of the outstanding securities of Virurl, and Virurl became a wholly-owned subsidiary of the Company. In connection with the closing of the transaction, the Company issued an aggregate of 22,674,647 shares of its common stock in exchange for all of the 9,486,715 outstanding shares of common stock of Virurl, and 9,028,770 shares of its common stock for all of the 3,777,496 outstanding shares of preferred stock of Virurl. In addition, all outstanding options and warrants of Virurl became exercisable into an aggregate of 8,296,584 shares of the Company’s common stock rather than shares of common stock of Virurl. The number of shares of the Company’s common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction. In addition, the size of the Company’s board of directors was increased from one to six persons, with five nominees of Virurl appointed to the vacant positions, the Company’s sole officer resigned from all officer positions, and nominees of Virurl assumed all officer positions of the Company.

In connection with the closing of the acquisition of Virurl, the Company adopted an equity incentive plan which provides for the granting of incentive stock options, non-qualified stock options, stock appreciate rights, restricted awards and performance compensation awards. The aggregate number of shares of the Company’s common stock reserved for issuance under the plan shall not exceed 15% of the total number of issued and outstanding shares of common stock (calculated on an undiluted basis) at the time an award is granted, of which up to 800,000 may be (but are not required to be) reserved for issuance pursuant to incentive stock options.

In accordance with ASC 855, the Company’s management reviewed all material events through January 15, 2015, and there are no additional material subsequent events to report.

VIRURL, INC.

AUDITED ANNUAL FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Virurl, Inc.

Santa Monica, California

We have audited the accompanying balance sheets of Virurl, Inc. (the “Company”), as of December 31, 2013 and 2012, and the related statements of operations, stockholder’s equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit as of December 31, 2013 and has generated net losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 15, 2015

VIRURL, INC.

Balance Sheets

	December 31, 2013	December 31, 2012

ASSETS
Current Assets
Cash	$11,301	$277,597
Accounts receivable, net of allowance for bad debt of $0 and $2,200, respectively	-	24,812
Prepaid expenses	-	2,433
Total current assets	11,301	304,842

Property and equipment, net of accumulated depreciation of $3,321 and $1,305, respectively	7,235	9,251
Intangible assets, net of accumulated amortization of $56,723 and $0, respectively	126,762	168,807

TOTAL ASSETS	$145,298	$482,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$16,218	$-
Amounts due to related party	13,244	-
Accrued liabilities	9,066	38
Publisher liabilities	18,867	2,291
Deferred revenue	7,722	378
Convertible notes	75,000	-
Total current liabilities	140,117	2,707

Stockholders’ Equity

Series A preferred stock, $0.001 par value, 4,600,000 shares authorized, 3,777,496 shares issued and outstanding	1,159,798	1,159,798
Common stock, $0.001 par value, 20,000,000 shares authorized, 9,280,500 and 8,968,000 shares issued and outstanding	9,281	8,968
Additional paid-in capital	1,338,252	71,385
Accumulated deficit	(2,502,150)	(759,958)
Total stockholders’ equity	5,181	480,193

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$145,298	$482,900

The accompanying notes are an integral part of these financial statements.

VIRURL, INC.

Statements of Operations

	Years Ended December 31,
	2013	2012

Revenue	$316,176	$92,126
Related party revenue	60,725	-
Cost of revenues	260,294	79,925
Gross profit	116,607	12,201

Operating Expenses
General and administrative	1,795,016	615,969
Depreciation and amortization	58,739	1,305
Total operating expenses	1,853,755	617,274

Loss from operations	(1,737,148)	(605,073)

Other Income (Expenses)
Interest expense, net	(5,044)	(41,841)
Total other income (expense)	(5,044)	(41,841)

Net loss	$(1,742,192)	$(646,914)

Basic and diluted net loss per share of common stock	$(0.19)	$(0.07)

Basic and diluted weighted average number of shares of common stock outstanding	9,106,000	8,968,000

The accompanying notes are an integral part of these financial statements.

VIRURL, INC.

Statements of Stockholders' Equity

Years Ended December 31, 2013 and 2012

						Additional
	Preferred Stock		Common Stock			Paid-in	Accumulated
	Shares	Amount	Shares		Amount	Capital	Deficit	Total

Balance at December 31, 2011	-	$-	8,968,000		$8,968	$31,437	$(113,044)	$(72,639)

Preferred stock issued for cash	3,148,580	1,000,000	-		-	-	-	1,000,000

Preferred stock issued for note conversion	628,916	159,798	-		-	-	-	159,798

Beneficial conversion feature	-	-	-		-	39,948	-	39,948

Net loss	-	-	-		-	-	(646,914)	(646,914)

Balance at December 31, 2012	3,777,496	1,159,798	8,968,000		8,968	71,385	(759,958)	480,193

Shares of common stock issued for
services	-	-	312,500		313	155,937	-	156,250

Option expense	-	-	-		-	551,928	-	551,928

Warrant expense	-	-	-		-	559,002	-	559,002

Net loss	-	-	-		-	-	(1,742,192)	(1,742,192)

Balance at December 31, 2013	3,777,496	$1,159,798	9,280,500	$	$ 9,281	$1,338,252	$(2,502,150)	$5,181

The accompanying notes are an integral part of these financial statements.

VIRURL, INC.

Statements of Cash Flows

	Years Ended December 31,
	2013	2012

OPERATING ACTIVITIES
Net loss	$(1,742,192)	$(646,914)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization expense	58,739	1,305
Options issued for services	551,928	-
Warrants issued for services	559,002	-
Bad debt expense	25,742	2,200
Amortization of debt discount	-	39,948
Shares of common stock issued for services	156,250	-
Changes in operating assets and liabilities:
Prepaid expenses	2,433	(2,433)
Accounts receivable	(930)	(26,652)
Accounts payable	16,218	-
Amounts due to related party	13,244	(5,618)
Accrued liabilities	9,028	1,957
Publisher liabilities	16,576	1,568
Deferred revenue	7,344	(2,122)
Net cash used in operating activities	(326,618)	(636,761)

INVESTING ACTIVITIES
Purchase of property and equipment	-	(10,556)
Capitalized software development	(14,678)	(89,446)
Net cash used in investing activities	(14,678)	(100,002)

FINANCING ACTIVITIES
Proceeds from sale of preferred stock	-	1,000,000
Borrowings on convertible notes	75,000	10,000
Net cash provided by financing activities	75,000	1,010,000

Net (decrease) increase in cash	(266,296)	273,237
Cash at beginning of period	277,597	4,360
Cash at end of period	$11,301	$277,597

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$30	$-
Income taxes	-	-

Noncash investing and financing activities:
Amounts due to related party converted into convertible note	$-	$85,000
Preferred stock issued for conversion of notes	-	159,798
Debt discount due to beneficial conversion feature	-	39,948

The accompanying notes are an integral part of these financial statements.

VIRURL, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Virul, Inc. (the “Company”) is a Delaware corporation formed on July 1, 2010. The Company is the owner and operator of the website domain, Revenue.com (www.revenue.com). Revenue.com is an online advertising platform that specializes in native advertising: brand content served within publisher editorial streams, matched to the look and feel of each publication, that is fully integrated and consumed on the publisher site, across screens, to deliver higher engagement rates for marketers; premium monetization for publishers; and non-interruptive experience for consumers.

The Revenue.com platform is an end-to-end native advertising technology solution for publishers, enabling them to easily activate, deploy and manage native ad placements across all of their media properties. For marketers, the Revenue.com platform enables the distribution of branded content across publications and across devices with scale, control and relevancy.

The Company is headquartered in Santa Monica, California.

Basis of Presentation

The financial statements of the Company as of December 31, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has elected a December 31 fiscal year end.

Use of Estimates

GAAP requires management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured, and the fees are fixed or determinable. The Company acts as a principal in its revenue transactions as the Company is the primary obligor in the transactions. Revenue is recognized on a gross basis, and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenue.

Cost of Revenue

Cost of revenue consists of payments to website publishers that are directly related to a revenue-generating event. The Company becomes obligated to make payments to website publishers in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying income statement.

Accounts Receivable

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Accounts determined to be uncollectible are charged to operations when that determination is made. Accounts receivable at December 31, 2013 and 2012 were $nil and $24,812, respectively. No allowance to accounts receivable was recorded as of December 31, 2013 and $2,200 was recognized as of December 31, 2012. During the year ended 2013, the Company discharged $25,742 of accounts receivable. Bad debt expense totaled $25,742 and $2,200 for the years ended December 31, 2013 and 2012, respectively.

Concentration of Credit Risk, Significant Customers and Supplier Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in the United States. The balances in the United States held at any one financial institution are generally in excess of Federal Deposit Insurance Corporation ("FDIC") insurance limits. The uninsured cash bank balances were $nil at December 31, 2013 and 2012. The Company has not experienced any loss on these accounts. The balances are maintained in demand accounts to minimize risk.

At December 31, 2013 and 2012, the Company’s accounts receivable balances were $nil and $24,812, respectively. At December 31, 2012, the Company’s largest two outstanding balances represented 45% and 20% of the total accounts receivable.

For the year ended December 31, 2013, two customers, World Media Group, LLC and INVENT Ventures, Inc., accounted for 54% of total revenue (38% and 16%, respectively) of which $60,725, or 16%, was from a related party. For the year ended December 31, 2012, one customer, VICE Media, LLC, accounted for 53% of total revenue.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable and accrued expenses, are carried at historical cost. At December 31, 2013 and 2012, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight line basis over the estimated useful lives of the assets, which is generally five years.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

Intangible Assets

Intangible assets consist of capitalized software costs related to the development of the Revenue.com platform. The Company capitalizes internal-use software development costs in accordance with Accounting Standards Code (“ASC”) 350-40, “Internal-Use Software.” Development of the platform was completed during 2013 and the Company is amortizing the capitalized costs over three years on a straight-line basis.

Impairment of Long Lived Assets

In the event facts and circumstances indicate the carrying value of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. There was no impairment recorded during the years ended December 31, 2013 and 2012.

Loss Per Share

The Company uses ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. It computes basic loss per share by dividing net loss and net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding. Diluted loss per share gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted loss per share excludes all dilutive potential shares if their effect is anti-dilutive. During 2013, the Company excluded 1,226,622 common stock warrants and 1,737,866 common stock options from the calculation of diluted loss per share as their effect would have been anti-dilutive. There were no potentially dilutive instruments outstanding during 2012.

Income Taxes

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 “Compensation – Stock Compensation.” Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees.” Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common stock issuances.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. The Company has generated recurring net losses since inception and had a working capital deficit of $128,816 as of December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon the Company's ability to raise additional capital, obtain financing and increase revenue. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Property and equipment consisted of the following at December 31, 2013 and 2012:

	Useful	December 31,
	Lives	2013	2012
Office equipment	5 years	$10,556	$10,556
Accumulated depreciation		(3,321)	(1,305)
		$7,235	$9,251

Intangible assets consisted of the following at December 31, 2013 and 2012:

		December 31,
	Lives	2013	2012
Capitalized software development	5 years	$183,485	$168,807
Accumulated amortization		(56,723)	-
		$126,762	$168,807

Depreciation and amortization expense was $58,739 and $1,305 for the years ended December 31, 2013 and 2012, respectively.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

During 2010 and 2011, the Company borrowed an aggregate of $60,000 under convertible promissory notes. The notes were unsecured, had 18 month terms and accrued interest at a rate of 8% per annum. The notes convert automatically into a qualified future equity raise at 80% of the sales price. During 2012, the Company borrowed an additional $10,000 under these notes and a related party converted $85,000 of accounts payable into a convertible note. During 2012, these note holders converted their principal of $155,000 and accrued interest of $4,798 into 628,916 shares of Series A preferred stock. The intrinsic value of the beneficial conversion feature in these notes was determined to be $39,948. The beneficial conversion feature was recognized and fully amortized to interest expense during 2012. As of December 31, 2013 and 2012, the outstanding balance under these notes was $nil

During February 2013, the Company issued $75,000 of convertible promissory notes to four investors. The notes were unsecured, had 18 month terms and accrued interest at a rate of 8% per annum. The notes convert automatically into a qualified future equity raise at 80% of the sales price. As of December 31, 2013, the outstanding principal balance under these notes was $75,000. In September 2014, these notes and their accrued interest were converted in full to common stock (see Note 10).

The Company evaluated all convertible notes under ASC 815 and determined that they do not qualify as derivative liabilities.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013, the Company recorded revenue aggregating $60,725 from a related party entity, INVENT Ventures, Inc., then owning approximately 45% of the Company’s total shares outstanding.

As of December 31, 2013 and 2012, the Company owed amounts payable to this related party of $13,244 and $nil, respectively. During 2012, this related party converted $85,000 of accounts payable into a convertible note (see Note 4).

This related party charged the Company management fees totaling $131,075 and $104,650 for the years ended December 31, 2013 and 2012, respectively. It also provided the Company office space at a cost of $57,500 and $30,000 for the years ended December 31, 2013 and 2012, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue an aggregate of 20,000,000 shares of common stock, par value $0.001.

The Company is authorized to issue 4,600,000 shares of preferred stock, par value $0.001, of which 4,600,000 shares have been designated as Series A Preferred Stock. The Company’s board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Company’s board of directors may authorize the issuance of preferred stock, which ranks senior to the Company’s common stock, for the payment of dividends and the distribution of assets on liquidation. In addition, the Company’s board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of its stocks to be effective while any shares of preferred stock are outstanding.

2013 Transactions:

Preferred Stock

No preferred stock was issued in 2013.

Common Stock

During July 2013, the Company issued 312,500 shares of common stock to IRTH Communications, Inc. for services valued at $156,250. The shares were valued at $0.50, which represents the previous price at which the Company sold common stock for cash. The fair value of these shares was expensed in full during 2013.

Stock Options and Warrants

On September 18, 2013, the Company’s board of directors and stockholders adopted the 2013 Stock Plan (the “2013 Plan”), covering 2,500,000 shares of the Company’s common stock. The purpose of the 2013 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Company’s employees, directors and consultants, and to promote the success of the Company’s business. The 2013 Plan is administered by the Company’s board of directors.

During September 2013, the Company granted an aggregate of 1,737,866 common stock options to 12 employees. The options vest at varying time, from immediately upon grant to ratably over a period of up to three years. 200,958 of the options contain a performance condition whereby the options vest upon the occurrence of a future funding transaction. The options have an exercise price of $0.20 per share and a term of ten years. The aggregate fair value of the options was determined to be $692,228 using the Black-Scholes Option Pricing Model and the following assumptions: (1) risk free interest rate of 1.43%; (2) dividend yield of 0%; (3) volatility between 118.35% and 122.49%; (4) estimated market price of the common stock of $0.50; and (5) an expected life of the options between 5.00 and 5.75 years. The Company recorded an expense for the employee options of $551,928 for the year ended December 31, 2013 and $140,300 will be recognized over the remaining vesting period.

Transactions involving the Company’s stock options are summarized as follows:

	Number of Options	Weighted - Average Exercise Price
Outstanding at December 31, 2012	-	$-
Granted	1,737,866	0.20
Outstanding at December 31, 2013	1,737,866	$0.20

Options exercisable at December 31, 2012	-	$-
Options exercisable at December 31, 2013	1,209,215	$0.20

As of December 31, 2013, the weighted average remaining life of the options was 9.72 years and the intrinsic value was $521,534. The weighted average grant date fair value of the options granted during 2013 was $0.40.

During September 2013, the Company granted an aggregate of 1,226,622 common stock warrants to third parties for services. The warrants vest immediately, have an exercise price between $0.199 and $0.320 per share and a term between three and ten years. The aggregate fair value of the warrants was determined to be $559,002 using the Black-Scholes Option Pricing Model and the following assumptions: (1) risk free interest rate between 0.67% and 2.69%; (2) dividend yield of 0%; (3) volatility between 95.26% and 112.32%; (4) estimated market price of common stock of $0.50; and (5) an expected life of the warrants between 3 and 10 years. The full fair value of the warrants of $559,002 was expensed during the year ended December 31, 2013.

Transactions involving the Company’s warrants are summarized as follows:

	Number of Warrants	Weighted - Average Exercise Price
Outstanding at December 31, 2012	-	$-
Granted	1,226,622	0.28
Outstanding at December 31, 2013	1,226,622	$0.28

Warrants exercisable at December 31, 2012	-	$-
Warrants exercisable at December 31, 2013	1,226,622	$0.28

As of December 31, 2013, the weighted average remaining life of the warrants was 8.16 years and the intrinsic value was $83,119. The weighted average grant date fair value of the warrants granted during 2013 was $0.46.

The Company evaluated its warrants under ASC 815 and determined that they do not qualify as derivative liabilities.

2012 Transactions:

Common Stock

No common stock was issued in 2012.

Preferred Stock

During 2012, the Company issued an aggregate of 3,148,580 shares of Series A preferred stock to Tice Capital, LLC for cash proceeds of $1,000,000, equal to $0.32 per share.

During 2012, nine holders of the Company’s convertible notes, with total outstanding balances of $159,798 (principal of $155,000 and accrued interest of $4,798), exchanged their notes for 628,916 shares of Series A preferred stock at $0.25 per share, equal to a 20% discount in share price to Tice Capital’s investment pursuant to the terms of its original convertible notes.

NOTE 7 – INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Net operating losses for tax purposes of approximately $1,190,000 at December 31, 2013 were available for carryover. The net operating losses will expire in 2033. The Company has provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to its limited operating history. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

As of December 31, 2013 and 2012, the deferred tax assets consisted of the following:

	December 31,
	2013	2012
Net operating losses	$417,461	$251,207
Valuation allowance	(417,461)	(251,207)
Net deferred tax asset	$-	$-

The Company has filed its tax returns through December 31, 2013.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

All tax years for the Company remain subject to future examinations by the applicable taxing authorities.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently maintains its corporate office at 137 Bay Street, Suite #7, Santa Monica, California 90405 on a month-to-month basis. The monthly payment for rent and expenses is $2,500.

Rent expense for office space amounted to $40,000 and $30,000 for the years ended December 31, 2013 and 2012, respectively.

Publisher balances

Certain vendors that the Company engages to distribute click traffic provide their service prior to being compensated by the Company. In such instances, the Company records a liability to reflect the amounts expected to be paid to such vendors, and reduces the liability when cash is disbursed to the vendors. As of December 31, 2013 and 2012, the Company had publisher liabilities of $18,867 and $2,291, respectively.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any such legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 10 – SUBSEQUENT EVENTS

On April 11, 2014, the Company issued 300,000 warrants, each exercisable into one share of common stock at an exercise price of $0.20 per share for a term of three years, to Tice Capital, LLC.

On April 12, 2014, the Company borrowed an aggregate of $877,500, under a bridge loan, from Revenue.com Corporation (“Revenue”) for general working capital purposes. The proceeds of the bridge loan were obtained by Revenue from third-party lenders. The bridge loan has a one year term, unless extended by mutual agreement, and bears interest at the rate of 12% per annum. As security for the bridge loan, the Company provided Revenue with a general security agreement over all of its assets.

During August 2014, the Company issued an $8,000 convertible promissory note to a consultant for services provided. The note was unsecured, had an 18 month term and accrued interest at a rate of 8% per annum. The note will convert automatically into a qualified future equity raise at 80% of the sales price.

During August 2014, the Company issued 17,900 shares of common stock to a consultant for consulting services already provided.

On August 19, 2014, the Company granted an aggregate of 206,672 stock options to two employees. The options vest immediately upon grant. Each option is exercisable into one share of common stock at an exercise price of $0.20 per share for a term of ten years.

During September 2014, holders of outstanding promissory notes converted five convertible notes with combined principal and accrued interest of $91,045 into 188,315 shares of the Company’s common stock.

On September 19, 2014, 200,958 previously granted common stock options were modified whereby a vesting performance condition was removed and the options were allowed to vest in full on September 19, 2014.

On October 15, 2014, as amended on December 1, 2014, the Company entered into a share exchange agreement with Revenue, and, as a result of the closing of this agreement on December 16, 2014, the Company became a wholly-owned subsidiary of Revenue. Under the share exchange, Revenue issued 22,674,647 shares of common stock for 100% of the outstanding shares of common stock of the Company and 9,028,770 shares of common stock for 100% of the outstanding shares of preferred stock of the Company. In addition, all outstanding options and warrants of the Company became exercisable into shares of common stock of Revenue rather than shares of common stock of the Company. The number of Revenue shares of common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction. Prior to the share exchange, Revenue had 19,000,000 shares of common stock outstanding.

The share exchange was accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the share exchange transaction, the stockholders and management of the Company had effective control of Revenue, and Revenue was a “shell company” prior to the closing of the transaction. For accounting purposes, the Company was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of Revenue. Accordingly, the Company’s assets, liabilities and results of operations will become the historical financial statements of Revenue, and Revenue’s assets, liabilities and results of operations will be consolidated with the Company’s, effective as of the date of the closing of the transaction. No step-up in basis or intangible assets or goodwill was recorded in connection with this transaction.

On October 20, 2014, Revenue provided the Company with a bridge loan of $360,000, effective October 3, 2014, for general working capital purposes. The proceeds of the bridge loan were obtained by Revenue from third-party lenders. The bridge loan has a one-year term, ending October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum. As security for the bridge loan, the Company provided Revenue with a general security agreement over all of the Company’s assets.

As a result of the completion of the share exchange transaction between the Company and Revenue on December 16, 2014, all outstanding bridge loans made by Revenue to the Company are now treated as inter-company loans.

In accordance with ASC 855, the Company’s management reviewed all material events through January 15, 2015 and there are no additional material subsequent events to report.

VIRURL, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

VIRURL, INC.

BALANCE SHEETS

(UNAUDITED)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$336,708	$11,301
Accounts receivable, net of allowance for bad debt of $0	28,259	-
Prepaid expenses	6,281	-
Total current assets	371,248	11,301

Property and equipment, net of accumulated depreciation of $5,049 and $3,321, respectively	15,519	7,235
Intangible assets, net of accumulated amortization of $99,425 and $56,723, respectively	84,060	126,762
TOTAL ASSETS	$470,827	$145,298

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$237	$16,218
Amounts due to related party	31,067	13,244
Accrued liabilities	44,256	9,066
Publisher liabilities	2,396	18,867
Deferred revenue	2,983	7,722
Notes payable	877,500	-
Convertible notes	-	75,000
Total current liabilities	958,439	140,117

Stockholders' (Deficit) Equity

Series A preferred stock, $0.001 par value, 4,600,000 shares authorized, 3,777,496 shares issued and outstanding	1,159,798	1,159,798
Common stock, $0.001 par value, 20,000,000 shares authorized,9,486,715 and 9,280,500 shares issued and outstanding	9,487	9,281
Additional paid-in capital	1,787,738	1,338,252
Accumulated deficit	(3,444,635)	(2,502,150)
Total stockholders' (deficit) equity	(487,612)	5,181

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$470,827	$145,298

The accompanying notes are an integral part of these unaudited financial statements.

VIRURL, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$60,239	$59,295	$236,455	$189,818
Related party revenue	-	15,000	40,000	32,500
Cost of revenues	56,371	63,628	202,867	141,727
Gross profit	3,868	10,667	73,588	80,591

Operating Expenses
General and administrative	513,627	1,295,171	921,253	1,665,293
Depreciation and amortization	14,907	14,739	44,430	44,000
Total operating expenses	528,534	1,309,910	965,683	1,709,293

Loss from operations	(524,666)	(1,299,243)	(892,095)	(1,628,702)

Other Income (Expenses)
Interest expense, net	(30,781)	1,775	(50,390)	(246)
Total other income (expenses)	(30,781)	1,775	(50,390)	(246)

Net loss	$(555,447)	$(1,297,468)	$(942,485)	$(1,628,948)

Basic and diluted net loss per share of common stock	$(0.06)	$(0.14)	$(0.10)	$(0.18)

Basic and diluted weighted average number of shares of common stock outstanding	9,328,240	9,202,375	9,296,588	9,046,984

The accompanying notes are an integral part of these unaudited financial statements.

VIRURL, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2014	2013

OPERATING ACTIVITIES
Net loss	$(942,485)	$(1,628,948)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	44,430	44,000
Options issued for services	232,109	497,926
Warrants issued for services	114,168	559,002
Convertible debt issued for services	8,000	-
Shares of common stock issued for services	8,950	156,250
Bad debt expense	-	25,742
Amortization of debt discount	3,420	-
Changes in operating assets and liabilities:
Prepaid expenses	(6,281)	2,196
Accounts receivable	(28,259)	(930)
Accounts payable	(15,981)	9,243
Amounts due to related party	17,823	11,000
Accrued liabilities	43,235	7,101
Publisher liabilities	(16,471)	(1,571)
Deferred revenue	(4,739)	10,486
Net cash used in operating activities	(542,081)	(308,503)

INVESTING ACTIVITIES
Purchase of property and equipment	(10,012)	-
Capitalized software development	-	(14,678)
Net cash provided by investing activities	(10,012)	(14,678)

FINANCING ACTIVITIES
Borrowings on notes payable	877,500	-
Borrowings on convertible notes	-	75,000
Net cash provided by financing activities	877,500	75,000

Net cash increase for period	325,407	(248,181)
Cash at beginning of period	11,301	277,597
Cash at end of period	$336,708	$29,416

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	-	-

Noncash investing and financing activities:
Debt and accrued interest converted to common stock	$91,045	$-
Debt discount due to beneficial conversion feature	3,420	-

The accompanying notes are an integral part of these unaudited financial statements.

VIRURL, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of VIRURL, Inc. (the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), pursuant to the rules and regulations of the Securities and Exchange Commission, and are unaudited. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented have been made. The results for the nine months ended September 30, 2014, may not be indicative of the results for the entire year. These financial statements should be read in conjunction with the Company’s audited financial statements for the fiscal year ended December 31, 2013, and the accompanying notes thereto included elsewhere in this registration statement.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. The Company has generated recurring net losses since inception and had an accumulated deficit of $3,444,635 as of September 30, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon the Company's ability to raise additional capital, obtain financing and increase revenue. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – NOTES PAYABLE

On April 12, 2014, the Company borrowed an aggregate of $877,500 under a bridge loan from Revenue.com Corporation (“Revenue”) for general working capital purposes. The proceeds of the bridge loan were obtained by Revenue from third-party lenders. The bridge loan has a one year term, unless extended by mutual agreement, and bears interest at the rate of 12% per annum. As security for the bridge loan, the Company provided Revenue with a general security agreement over all of the Company’s assets. As of September 30, 2014, the outstanding principal balance under this note payable was $877,500.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

During February 2013, the Company issued convertible promissory notes to four investors for cash borrowings of $75,000. During August 2014, the Company issued an $8,000 convertible promissory note to a consultant for services provided. The notes were unsecured, had 18 month terms and accrued interest at a rate of 8% per annum. The notes convert automatically into a qualified future equity raise at 80% of the sales price. As of December 31, 2013, the outstanding principal balance under these notes was $75,000. During September 2014, the note holders converted all five convertible notes, with combined principal and accrued interest of $91,045, into 188,315 shares of the Company’s common stock. The intrinsic value of the beneficial conversion feature in these notes was determined to be $3,420. The beneficial conversion feature was recognized and fully amortized to interest expense in the nine months ended September 30, 2014. As of September 30, 2014, the outstanding balance under these convertible notes was $nil. The Company evaluated all convertible notes under ASC 815 and determined that they do not qualify as derivative liabilities.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2014 and 2013, the Company recorded revenue aggregating $40,000 and $32,500, respectively from INVENT Ventures, Inc., a related party entity then owning approximately 45% of the Company’s total shares outstanding.

As of September 30, 2014 and December 31, 2013, the Company owed amounts payable to this related party of $31,067 and $13,244, respectively.

This related party charged the Company management fees totaling $178,587 and $99,575 for the nine months ended September 30, 2014 and 2013, respectively. They also provided the Company with office space for a cost of $31,250 and $43,750 for the nine months ended September 30, 2014 and 2013, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

During August 2014, the Company issued 17,900 shares of common stock for consulting services valued at $8,950. The fair value of the common stock was estimated based upon the previous price at which the Company sold common stock for cash.

During September 2014, the Company issued 188,315 shares of common stock in exchange for the conversion of five convertible notes with $91,045 in combined principal and interest outstanding at the time of conversion.

Stock Options and Warrants

On August 19, 2014, the Company granted an aggregate of 206,672 stock options to two employees. The options vested immediately upon grant. Each option is exercisable into one share of common stock at an exercise price of $0.20 per share for a term of ten years. The aggregate fair value of the options was determined to be $86,134 using the Black-Scholes Option Pricing Model and the following assumptions: (1) risk free interest rate of 1.43%; (2) dividend yield of 0%; (3) volatility of 95.08%; (4) estimated market price of common stock of $0.50; and (5) an expected life of the options of 5.00 years.

On September 19, 2014, 200,958 previously granted common stock options were modified whereby a vesting performance condition was removed and the options were allowed to vest in full on September 19, 2014. The fair value of the modified options was determined to be $82,169 using the Black-Scholes Option Pricing Model and the following assumptions: (1) risk free interest rate of 1.43%; (2) dividend yield of 0%; (3) volatility of 94.19%; (4) estimated market price of common stock of $0.50; and (5) an expected life of the options of 4.50 years.

Aggregate option expenses for the nine months ended September 30, 2014 and 2013 were $232,109 and $497,926, respectively. As of September 30, 2014, there remains $76,495 that will be recognized over the remaining vesting period.

Transactions involving the Company’s stock options for the nine months ended September 30, 2014 are summarized as follows:

	Number of Options	Weighted - Average Exercise Price
Outstanding at December 31, 2013	1,737,866	$0.20
Granted	206,672	0.20
Outstanding at September 30, 2014	1,944,538	$0.20

Options exercisable at December 31, 2013	1,209,215	$0.20
Options exercisable at September 30, 2014	1,778,048	$0.20

As of September 30, 2014, the weighted average remaining life of the options was 9.07 years and the intrinsic value was $533,238. The weighted average grant date fair value of the options granted during 2014 was $0.42.

On April 11, 2014 the Company issued 300,000 warrants, each exercisable into one share of common stock at an exercise price of $0.20 per share for a term of three years to Tice Capital, LLC. The aggregate fair value of the warrants was determined to be $114,168 using the Black-Scholes Option Pricing Model and the following assumptions: (1) risk free interest rate of 1.43%; (2) dividend yield of 0%; (3) volatility of 93.28%; (4) estimated market price of common stock of $0.50; and (5) an expected life of the warrants of 3 years. The fair value of $114,168 was expensed in full during the nine months ended September 30, 2014.

Transactions involving the Company’s warrants for the nine months ended September 30, 2014 are summarized as follows:

	Number of Warrant	Weighted - Average Exercise Price
Outstanding at December 31, 2013	1,226,622	$0.28
Granted	300,000	0.20
Outstanding at September 30, 2014	1,526,622	$0.27

Warrants exercisable at December 31, 2013	1,226,622	$0.28
Warrants exercisable at September 30, 2014	1,526,622	$0.27

As of September 30, 2014, the weighted average remaining life of the warrants was 8.04 years and the intrinsic value was $173,419. The weighted average grant date fair value of the warrants granted during 2014 was $0.38.

The Company evaluated its warrants under ASC 815 and determined that they do not qualify as derivative liabilities.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently maintains its corporate office at 137 Bay Street, Suite #7, Santa Monica, California 90405 on a month-to-month basis. The monthly payment for rent and expenses is $2,500.

Rent expense for office space amounted to $31,250 and $43,750 for the nine months ended September 30, 2014 and 2013, respectively.

Publisher Liabilities

Certain vendors with whom the Company engages to distribute click traffic provide their service prior to being compensated by the Company. In such instances the Company records a liability to reflect the amounts expected to be paid to such vendors, and reduces the liability when cash is disbursed to the vendors. As of September 30, 2014 and December 31, 2013, the Company had publisher liabilities of $2,396 and $18,867, respectively.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any such legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 8 – SUBSEQUENT EVENTS

On October 15, 2014, as amended on December 1, 2014, the Company entered into a share exchange agreement with Revenue, and, as a result of the closing of this agreement on December 16, 2014, the Company became a wholly-owned subsidiary of Revenue. Under the share exchange, Revenue issued 22,674,647 shares of common stock for 100% of the outstanding shares of common stock of the Company and 9,028,770 shares of common stock for 100% of the outstanding shares of preferred stock of the Company. In addition, all outstanding options and warrants of the Company became exercisable into shares of common stock of Revenue rather than shares of common stock of the Company. The number of Revenue shares of common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction. Prior to the share exchange, Revenue had 19,000,000 shares of common stock outstanding.

The share exchange was accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the share exchange transaction, the stockholders and management of the Company had effective control of Revenue, and Revenue was a “shell company” prior to the closing of the transaction. For accounting purposes, the Company was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of Revenue. Accordingly, the Company’s assets, liabilities and results of operations will become the historical financial statements of Revenue, and Revenue’s assets, liabilities and results of operations will be consolidated with the Company’s, effective as of the date of the closing of the transaction. No step-up in basis or intangible assets or goodwill was recorded in connection with this transaction.

On October 20, 2014, Revenue provided the Company with a bridge loan of $360,000, effective October 3, 2014, for general working capital purposes. The proceeds of the bridge loan were obtained by Revenue from third-party lenders. The bridge loan has a one-year term, ending October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum. As security for the bridge loan, the Company provided Revenue with a general security agreement over all of the Company’s assets.

As a result of the completion of the share exchange transaction between the Company and Revenue on December 16, 2014, all outstanding bridge loans made by Revenue to the Company are now treated as inter-company loans.

In accordance with ASC 855, the Company’s management reviewed all material events through January 15, 2015 and there are no additional material subsequent events to report.

REVENUE.COM CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse merger transaction (the “Transaction”) between Virurl, Inc. (“Virurl”) and Revenue.com Corporation (“Revenue”). On October 15, 2014, as amended on December 1, 2014, Revenue entered into a share exchange agreement with Virurl and all of its stockholders, pursuant to which Revenue agreed to acquire all of the outstanding securities of Virurl. As a result of the closing of this agreement on December 16, 2014, Virurl became a wholly-owned subsidiary of Revenue. In connection with the closing of the Transaction, Revenue issued 22,674,647 shares of its common stock in exchange for 100% of the outstanding shares of common stock of Virurl, and 9,028,770 shares of its common stock for 100% of the outstanding shares of preferred stock of Virurl. In addition, all outstanding options and warrants of Virurl became exercisable into shares of common stock of Revenue rather than shares of common stock of Virurl. The number of Revenue shares of common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction. Prior to the closing of the transaction, Revenue had 19,000,000 shares of common stock outstanding. After the closing of the transaction, Revenue adopted the business of Virurl.

As the owners and management of Virurl obtained voting and operating control of Revenue as a result of the closing of the Transaction, and Revenue was a “shell company” prior to the closing of the Transaction, the Transaction has been accounted for as a “reverse merger” recapitalization of Revenue, with Virurl deemed to be the accounting acquirer for accounting purposes. Accordingly, Virurl’s assets, liabilities and results of operations will become the historical financial statements of Revenue, and Revenue’s assets, liabilities and results of operations will be consolidated with Virurl’s effective as of the date of the closing of the Transaction. No step-up in basis or intangible assets or goodwill was recorded in connection with the Transaction.

The unaudited pro forma combined balance sheet as of September 30, 2014 and the unaudited combined statements of operations for the interim nine month period ended September 30, 2014 presented herein give effect to the Transaction as if it had occurred at the beginning of such period, and include certain adjustments that are directly attributable to the Transaction, which are expected to have a continuing impact on Virurl, and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods, or the results that actually would have been realized had Virurl and Revenue been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Virurl and Revenue included in Revenue’s registration statement on Form S-1.

REVENUE.COM CORPORATION

PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2014

(UNAUDITED)

	Virurl, Inc. (Historical)	Revenue.com Corporation (Historical)	Adj #	Pro Forma Adjustments	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$336,708	$74,423		$-	$411,131
Accounts receivable	28,259	-		-	28,259
Loan receivable	-	877,500	A	(877,500)	-
Interest receivable	-	47,601	B	(47,601)	-
Deferred finance charges	-	56,363		-	56,363
Prepaid expenses	6,281	1,600		-	7,881
Total current assets	371,248	1,057,487		(925,101)	503,634

Property and equipment, net	15,519	-		-	15,519
Other assets	84,060	-		-	84,060

Total assets	$470,827	$1,057,487		$(925,101)	$603,213

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$237	$6,258		$-	$6,495
Amounts due to related party	31,067	-		-	31,067
Accrued liabilities	44,256	49,364	B	(47,601)	46,019
Publisher liabilities	2,396	-		-	2,396
Deferred revenue	2,983	-		-	2,983
Notes payable	877,500	-	A	(877,500)	-
Convertible notes	-	975,000		-	975,000
Total current liabilities	958,439	1,030,622		(925,101)	1,063,960

Stockholders’ (deficit) equity:
Preferred stock	1,159,798	-	D	(1,159,798)	-
Common stock	9,487	19,000	D	22,216	50,703
Additional paid-in capital	1,787,738	76,000	C	(68,135)	2,933,185
			D	1,137,582
Accumulated deficit	(3,444,635)	(68,135)	C	68,135	(3,444,635)
Total stockholders’ (deficit) equity	(487,612)	26,865		-	(460,747)

Total liabilities and stockholders’ (deficit) equity	$470,827	$1,057,487		$(925,101)	$603,213

See accompanying notes to the unaudited pro forma combined financial statements.

REVENUE.COM CORPORATION

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(UNAUDITED)

	Nine Months Ended September 30, 2014	March 14, 2014 (Inception) Through September 30, 2014
	Virurl, Inc. (Historical)	Revenue.com Corporation (Historical)	Adj #	Pro Forma Adjustments	Pro Forma Combined

Revenues	$276,455	$-		$-	$276,455
Cost of revenues	202,867	-		-	202,867
Gross profit	73,588	-		-	73,588

Operating expenses:
General and administrative	921,253	25,235		-	946,488
Depreciation and amortization	44,430	-		-	44,430
Total operating expenses	965,683	25,235		-	990,918

Operating loss	(892,095)	(25,235)		-	(917,330)

Other income (expense):
Interest income	-	47,601	B	(47,601)	-
Interest expense	(50,390)	(90,501)	B	47,601	(93,290)
Total other expense	(50,390)	(42,900)		-	(93,290)

Loss before income taxes	(942,485)	(68,135)		-	(1,010,620)

Income tax expense	-	-		-	-

Net loss	$(942,485)	$(68,135)		$-	$(1,010,620)

Loss per share:
Basic and diluted (E)(F)	$(0.10)	$(0.00)		0.08	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted (E)(F)	9,296,588	14,625,966		26,223,762	50,146,316

See accompanying notes to the unaudited pro forma combined financial statements.

REVENUE.COM CORPORATION

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(A)

To eliminate intercompany loan receivable and loan payable.

(B)

To eliminate interest accrued on the intercompany loan payable.

(C)

To eliminate the accumulated deficit of Revenue (the accounting acquiree).

(D)

To adjust stockholders’ deficit accounts to reflect the effects of the recapitalization, including 19,000,000 shares of existing Revenue common stock and the conversion of all outstanding shares of common stock of Virurl into 22,674,647 shares of common stock of Revenue at par value of $0.001, and all outstanding preferred shares of Virurl into 9,028,770 shares of common stock of Revenue at par value of $0.001.

(E)

Pro forma basic and diluted loss per share of common stock is based on the weighted average number of shares of common stock which would have been outstanding during the period if the recapitalization had occurred at January 1, 2014, and reflects the exchange of the common stock of Virurl for common stock of Revenue.

(F)

Pro forma weighted average shares include the retention of 19,000,000 shares of common stock by prior shareholders of Revenue as if such shares were issued on January 1, 2014.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after September 30, 2014 by both Virurl and Revenue to consummate the Transaction, except as noted above. Transaction costs include debt assumed from Revenue, the legal acquirer, fees payable for investment banking services, legal fees and accounting fees. Such costs will be expensed as incurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis provides a narrative about the financial performance and condition of our company and our wholly-owned subsidiary, Virurl. It should be read in conjunction with the audited and unaudited financial statements and related notes thereto for our company and Virurl that are included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 7 above and “Forward-Looking Statements” beginning at page 17 above.

Overview

Our company was incorporated under the laws of the State of Nevada on March 14, 2014. Our principal business activity prior to the acquisition of Virurl on December 16, 2014 was the acquisition of companies engaged in advertising technology and related businesses.

On October 15, 2014, as amended on December 1, 2014, we entered into a share exchange agreement with Virurl and all of its stockholders, and as a result of the closing of this agreement on December 16, 2014, Virurl became a wholly-owned subsidiary of our company. In connection with the closing of the transaction, we issued 22,674,647 shares of our common stock in exchange for all of the 9,486,715 outstanding shares of common stock of Virurl, and 9,028,770 shares of our common stock for all of the 3,777,496 outstanding shares of preferred stock of Virurl. In addition, all outstanding options and warrants of Virurl became exercisable into an aggregate of 8,296,584 shares of our common stock rather than shares of common stock of Virurl. The number of shares of our common stock issuable on exercise of such options and warrants, and the exercise price therefor, were modified in accordance with the exchange ratio used for the share exchange transaction.

Consequently, after the closing of this agreement we adopted the business of Virurl and we have been operating under the “Revenue.com” and “Revenue” brands. Virurl was incorporated in the State of Delaware on July 1, 2010.

In connection with the closing of the share exchange agreement, Paul Dillman, Jr., our sole director and officer prior to the closing of the share exchange, resigned as president, secretary and treasurer of the Company, but continued on as a director. In addition, the size of our board of directors was increased to six persons, and five nominees of Virurl, being Francisco Diaz-Mitoma, Tim Symington, Geoffrey DeStefano, Dominic Ianno and Merrill Brown, were appointed as directors. Nominees of Virurl were also appointed to all officer positions for our company, as further described herein.

In connection with the closing of the share exchange, we experienced a change of control, as all of our officer positions, and five out of six of our board seats, were filled by nominees of Virurl, and former stockholders of Virurl were issued shares that constituted more than 50% of our issued and outstanding shares of common stock. As a result, we determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Virurl as the acquirer for accounting purposes.

All of the shares of common stock issued to the stockholders of Virurl in connection with the closing of the share exchange, including shares of common stock that may be issued upon exercise of outstanding stock options, warrants or other convertible securities, are subject to voluntary pooling agreements pursuant to which the holders of such securities have agreed that such securities will be held by an escrow agent and released in accordance with the following schedule: 1% on the date that is 15 months after the closing date of our acquisition of Virurl; 1% on the date that is 18 months after the closing date; 1% on the date that is 21 months after the closing date; 1% on the date that is 24 months after the closing date; 5% on the date that is 27 months after the closing date; 5% on the date that is 30 months after the closing date; 5% on the date that is 33 months after the closing date; 5% on the date that is 36 months after the closing date; 10% on the date that is 39 months after the closing date; 10% on the date that is 42 months after the closing date; 10% on the date that is 45 months after the closing date; 10% on the date that is 48 months after the closing date; 9% on the date that is 51 months after the closing date; 9% on the date that is 54 months after the closing date; 9% on the date that is 57 months after the closing date; and 9% on the date that is 60 months after the closing date.

Our company is now focussed on the business of Virurl, which is the business of developing platforms that automate the purchase and sale of online advertising. Our focus is to increase the usability and performance of digital advertising campaigns using improvements in design, technology, and methodology. The core elements of our business are:

Native Advertising – Providing monetization tools to publishers. Our technology enables publishers to provide “native advertisements” to media buyers, potentially increasing their revenue per page view. Native advertising is a form of online advertising that matches the form and function of the platform on which it appears. The word “native” refers to the content’s coherence with other media on the platform. By providing a more consistent and less interruptive experience to the user, native ads typically see higher click-through rates, a way of measuring the success of online advertising, than the typical banner-advertising unit. Native ads are often placed alongside the other media on a publisher’s website or application, providing new advertising units and supplemental income to their other digital advertising initiatives. We believe that our tools and technology assist publishers in maximizing the revenue they generate. We contract with publishers to sell their native inventory to both advertisers on our platform, and on other native advertising exchanges that we have engaged. Publishers sign up to our platform either through direct sales or through word of mouth programs that we have constructed. Our staff evaluates all publisher sign ups to ensure their content is brand safe, and that fraud potential is limited. Once the site is approved, we provide the publisher with a “tag”, which is the technology that allows us to fill advertising space on the publisher’s website. The tag is then customized to ensure that all advertisements will match the look and feel of the publisher’s site. When an Internet user visits the publisher’s website, our platform sends a request to all advertisers and advertising partners to provide a bid price to display their ad to the Internet user. The advertiser or partner with the highest bid price has their ad displayed on the publisher website to the Internet user. The publisher is paid either by a set negotiated price per page view, or on a performance basis according to the traffic delivered from their platform to our advertisers via “clicks”.

Native Advertising for Advertisers – Providing tools to build and purchase native ads. Our media buying platform is designed to bring simplicity and scale to the creation and purchase of native advertising inventory. The ad creation tools provided during sign up enable advertisers to build and deploy native ad campaigns in under a minute by leveraging our proprietary content crawling technology. Advertisers looking to drive traffic to a larger corpus of online content can plug into our ad buying platform directly using RSS feeds or our application programming interface. As opposed to purchasing native ad inventory directly on a single publisher’s website, our platform enables advertisers to purchase across many websites, targeted by category, increasing the scale and reach of their campaigns. Once an ad is designed and targeted capabilities are selected, advertisers set their daily budget and “bid price” for each click they receive. The higher the bid price for a specific ad, the higher the probability that their advertisement will be shown on a relevant publisher’s website. Advertisers on our platform are constantly adjusting their bid price to maximize exposure while limiting their out of pocket expense. Advertisers have the ability to view the performance of their ads, their current balance and expenditures, and make alterations to their campaigns, all through a dashboard provided on our platform.

Custom Solutions. Running an effective online advertising campaign, particularly in the nascent native advertising space, requires constant attention and iteration. To some of our larger clients, we provide account services to manage the creation, iteration, bid pricing, placement, and purchase schedules of their advertising initiatives. These services increase the probability that our clients will have a good return on investment for their initiatives, particularly with respect to their use of our native advertising technology.

Virurl initially launched its platform in 2011 only to publishers, seeding the platform with advertisements for its own content and services. In the first half of 2012, Virurl gradually opened up the platform and began selling advertisements to third party brands. A majority of its revenue in 2012 was derived from the direct sales efforts of its officers and directors. In the second half of 2012, Virurl began experiencing quality traffic supply constraints that slowed its initial growth. In the first quarter of 2013, Virurl partnered with several competing ad networks to provide additional media inventory to meet its demand. This strategy led to a 309% increase in Virurl’s revenues for the fiscal year ended December 31, 2013 from the comparable period in 2012.

Results of Operations of Virurl, Inc.

Nine Months Ended September 30, 2014 as compared to the Nine Months Ended September 30, 2013.

Revenues

During the nine months ended September 30, 2014, Virurl derived its revenues from sales of traffic or media inventory provided by its publishing partners using its proprietary native advertising technology; sales of traffic that Virurl purchased from third party advertising providers; and the creation and management of custom advertising campaigns for large clients.

Overall, Virurl’s revenues increased 24.4% in the nine month period ended September 30, 2014, as compared to the comparable period in 2013. Included in revenues for the nine months ended September 30, 2014 and 2013 were revenues of $40,000 and $32,500, representing approximately 15% of Virurl’s total revenues, respectively, attributable to sales to Invent Ventures, Inc., the holder of more than 50% of the outstanding shares of Virurl common stock.

Cost of Revenue

Cost of revenue increased by $61,140, or 43.1%, in the nine month period ended September 30, 2014, as compared to the comparable period of 2013. As a percent of revenue, cost of revenue increased to 73.4% in the nine months ended September 30, 2014, from 63.7% in the comparable period of 2013. This increase in cost of revenue as a percent of revenue resulted in an 8.7% decline in gross profit, and gross margin deterioration from 36.3% to 26.6%, in the nine month period ended September 30, 2014, as compared to the comparable period of 2013.

Operating Expense

Virurl’s operating expenses decreased $743,610, or 43.5%, in the nine months ended September 30, 2014, as compared to the comparable period of 2013. The decrease was due primarily to a $710,651 decrease in warrant and option expense, and a $162,050 decrease in investor relations / public relations expenses, partially offset by a $71,677 increase in travel, meals and entertainment expenses, and a $79,012 increase in management fees paid to a related party. We expect that our operating expenses will increase as our business grows and we grow the reach and complexity of our platform, with cost increases most likely manifesting themselves in increased employee compensation in the form of software development and sales expenses.

Interest Expense

Interest expense in the nine months ended September 30, 2014 and 2013 represents costs associated with convertible notes issued by Virurl. Interest will increase or decrease depending on the manner in which future growth is funded.

Fiscal Year Ended December 31, 2013 as compared to the Fiscal Year Ended December 31, 2012

Revenues

During the years ended December 31, 2013 and 2012, Virurl primarily derived its revenues from sales of traffic or media inventory provided by its publishing partners using its proprietary native advertising technology; sales of traffic that Virurl purchased from third party advertising providers; and the creation and management of custom advertising campaigns for large clients.

Overall, Virurl’s revenues increased 309.1% in the year ended December 31, 2013, as compared to the prior year ended December 31, 2012. Included in revenues for 2013 were revenues of $60,725, representing approximately 16% of Virurl’s total revenues, which were attributable to sales to Invent Ventures, Inc., the holder of more than 50% of Virurl’s outstanding common stock. This growth can be attributed to Virurl’s continued sales and business development efforts. An increase in traffic supply through a series of strategic partnerships enabled Virurl to deliver more effective advertising solutions to customers. Virurl was also better able to leverage the valuable relationships of its officers, directors and investors to drive adoption.

Cost of Revenue

Cost of revenue increased by $180,369, or 225.7%, in the year ended December 31, 2013 as compared to 2012. As a percent of revenue, cost of revenue declined from 86.8% in 2012 to 69.1% in the year ended December 31, 2013. This reduction in cost of revenue as a percent of revenue, coupled with revenue growth of 309.1%, resulted in a 855.7% increase in gross profit during the year ended December 31, 2013 as compared to 2012, and gross margin improvement to 30.9% from 13.2% over the same period.

The increase in gross margin was the result of several contributing factors. In the first quarter of 2012, in an effort to establish initial distribution, Virurl received no revenues, despite paying for the traffic provided by publishers. This strategy had a negative impact on gross margin in 2012 that Virurl does not expect to be replicated. Also, improvements made to Virurl’s internal processes and distribution increased the efficiency of its traffic, having a positive impact on gross margins for the year.

Operating Expense

Operating expenses increased $1,236,481, or 200.3%, in the year ended December 31, 2013, as compared to the year ended December 31, 2012. The increase was due primarily to expenses related to the issuance of common stock options to employees ($551,928), common stock warrants to third parties ($559,002) in exchange for services rendered to the Company, and common stock issued to a third party ($156,250) for services rendered. We expect to recognize $140,300 in future expenses related to common stock options issued through December 31, 2013. Excluding these non-cash expenses, general and administrative expenses were $88,133 lower in the year ended 2013 as compared to the prior year. Virurl reduced its spending on legal fees and consulting fees by a combined $79,568 in 2013 as compared to 2012.

We expect that our operating expenses will increase as our business grows and we expand the reach and complexity of our platform, with cost increases most likely to manifest through increased employee compensation in the form of software development and sales expenses. In addition, we expect to issue additional common stock options to employees as part of their overall compensation package in the future.

Interest Expense

Interest expense in the year ended December 31, 2013 and 2012 represents costs associated with convertible notes issued in 2011, 2012 and 2013. Interest will increase or decrease depending on the manner in which future growth is funded.

Results of Operations of Revenue.com Corporation

We have not earned any revenue from operations since inception. During the period from incorporation on March 14, 2014 to September 30, 2014, we incurred professional fees of $25,235 relating to the incorporation of our company, the issuance of convertible notes, the April 2014 bridge loan to Virurl and the raising of seed capital. In connection with the issuance of convertible notes in the amount of $975,000, we paid finders’ fees in the amount of $97,500. The cash commissions were recorded as deferred financing costs that are being amortized to interest expense over the life of the notes using the effective interest rate method. During the period from inception through September 30, 2014, amortization of $41,137 was recognized. In addition, we accrued $49,364 on the convertible notes.

Liquidity and Capital Resources of Virurl, Inc.

As of September 30, 2014, Virurl had $336,708 in cash and cash equivalents and a working capital deficit of $587,191. As of December 31, 2013, Virurl had $11,301 in cash and cash equivalents and a working capital deficit of $128,816, as compared to cash and cash equivalents of $277,597 and a working capital surplus of $302,135 at December 31, 2012. Our principal sources of operating capital have been through convertible debt issuances, a preferred equity financing, and advances from a related party.

On April 30, 2014, we made a bridge loan to Virurl in the principal amount of $877,500 for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible notes in the aggregate principal amount of $975,000 on April 30, 2014, as further described below. The bridge loan has a one-year term, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As of September 30, 2014, the outstanding balance under this note payable was $877,500. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

On October 20, 2014, we provided Virurl with a bridge loan in the principal amount of $360,000, effective October 3, 2014, for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible note in the principal amount of $400,000 on October 3, 2014, as further described below. The bridge loan has a one-year term, ending October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

Net Cash Provided by Operating Activities

Virurl used $542,081 of cash in its operating activities during the nine months ended September 30, 2014, compared to $308,503 in the nine months ended September 30, 2013. Excluding the impact of non-cash charges related to the issuance of stock options, warrants and common stock issued in return for services, Virurl’s net loss increased by $171,423 in the 2014 period. The remainder of the change is attributable to cash used by changes in working capital accounts.

Virurl used $326,618 of cash in its operating activities during the year ended December 31, 2013, compared to $636,761 in the year ended December 31, 2012, a decrease of $310,143. The decrease in 2013 was primarily attributable to an increase in gross profit of $104,406 (see “Revenue” and “Cost of revenue” above), and a decrease in general and administrative expenses, excluding non-cash charges, of $88,133 (see “Operating Expenses” above). The balance of the decrease in cash used in operating activities was due to favorable changes in working capital accounts.

Net Cash Used in Investing Activities

During the nine months ended September 30, 2014, Virurl used $10,012 for the purchase of hardware and furniture as compared to the 2013 period, when it used $14,678 for development and acquisition of capitalized software as compared.

During the year ended December 31, 2013, Virurl used $14,678 for the development and acquisition of capitalized software as compared to $100,002 in 2012, which included $10,556 of hardware and furniture.

Net Cash Provided by Financing Activities

During the nine months ended September 30, 2014, Virurl received $877,500 in cash from the issuance of notes payable. In the prior year period, Virurl received $75,000 cash from the issuance of convertible notes.

During the year ended December 31, 2013, Virurl received $75,000 in cash from the issuance of convertible notes, compared to $10,000 in 2012. During the year ended December 31, 2012, Virurl received $1,000,000 from the sale of preferred stock, which was its only sale of equity interests in the years ended December 31, 2013 and 2012. Virurl made no distributions to its stockholders in the years ended December 31, 2013 and 2012.

Liquidity and Capital Resources of Revenue.com Corporation

As of September 30, 2014, we had $74,423 in cash and working capital of $26,865.

On April 1, 2014, we issued 19 million shares of common stock at a price of $0.005 per share for cash proceeds of $95,000.

On April 29, 2014, we issued convertible notes in the aggregate principal amount of $975,000. The convertible notes have a term of one year, maturing on April 29, 2015, and bear interest at the rate of 12% per annum, payable on the earlier of conversion and maturity. The principal amount of the convertible notes, and accrued but unpaid interest thereon, will be converted into shares of our common stock, at a deemed conversion price of $0.125 per share, on the date that this registration statement on Form S-1 is declared effective by the Securities and Exchange Commission. The convertible notes are secured by a general security agreement.

In connection with the issuance of the convertible notes on April 29, 2014, we agreed to pay certain finder’s fees consisting of: (i) cash payments in the aggregate amount of $97,500; and (ii) the issuance of an aggregate of 780,000 non-transferable warrants, each of which is exercisable into one share of our common stock at a price of $0.125 per share for a period of 12 months until April 30, 2016.

On April 30, 2014, we made a bridge loan to Virurl in the principal amount of $877,500 for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible notes in the aggregate principal amount of $975,000 on April 30, 2014, as further described above. The bridge loan has a one-year term, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As of September 30, 2014, the outstanding balance under this note payable was $877,500. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

On October 3, 2014, we issued a convertible note in the principal amount of $400,000. The convertible note has a term of one year, maturing on October 3, 2015, and bears interest at the rate of 12% per annum, payable on the earlier of conversion and maturity. The principal amount of the convertible notes, and accrued but unpaid interest thereon, will be converted into shares of our common stock, at a deemed conversion price of $0.125 per share, on the date that this registration statement on Form S-1 is declared effective by the Securities and Exchange Commission. The convertible note is secured by a general security agreement.

In connection with the issuance of the convertible note, we agreed to pay a finder a cash fee of $40,000 and to issue to such finder 320,000 share purchase warrants, each of which is exercisable into one share of our common stock at a price of $0.125 per share until October 3, 2016.

On October 20, 2014, we provided Virurl with a bridge loan in the principal amount of $360,000, effective October 3, 2014, for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible note in the principal amount of $400,000 on October 3, 2014, as further described above. The bridge loan has a one-year term, ending October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

On December 12, 2014, in connection with the acquisition of Virurl, we completed a private placement financing consisting of the issuance of an aggregate of 2,550,000 subscription receipts at a price of $0.25 per subscription receipt for gross proceeds of $637,500. The proceeds of the financing are currently being held in escrow by an escrow agent. In the event that we obtain a declaration from the Securities Exchange Commission with respect to the effectiveness of our registration statement on Form S-1 by 5:00 p.m. on May 29, 2015, each subscription receipt will automatically convert, without any action on the part of the subscribers, into one share of our common stock, without payment of any additional consideration by the subscriber, and the financing proceeds will be delivered by the escrow agent to our company. In the event that our registration statement is not declared effective by 5:00 p.m. on May 29, 2015, we will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt, and subscribers will be entitled to receive from the escrow agent a refund of the financing proceeds.

Cash Requirements

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We estimate that our capital needs over the next 12 months will be $1,000,000 to $10,000,000. We will require additional cash resources to scale our current business, attract high-quality personnel and expand our business through mergers and acquisitions. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Going Concern

The financial statements of our company and Virurl are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2014, we had an accumulated deficit of $(68,135) and Virurl had an accumulated deficit of $(3,444,635).

Because we are in the development stage and are yet to attain profitable operations, in its reports on the financial statements of our company for the period from March 14, 2014 (date of inception) to September 30, 2014 and on the financial statements of Virurl for the years ended December 31, 2013 and 2012, our independent registered public accounting firm included an explanatory paragraph regarding the substantial doubt about our and Virurl’s ability to continue as a going concern. We have a working capital deficit and have generated net losses since inception, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed(1)
Merrill Brown	Chairman and Director	62	December 16, 2014
Francisco Diaz-Mitoma	Chief Executive Officer and Director	30	December 16, 2014
Geoffrey DeStefano	President and Director	49	December 16, 2014
Yamir Ortiz-Morales	Chief Technology Officer	32	December 16, 2014
Tim Symington	Director	32	December 16, 2014
Dominic Ianno	Director	46	December 16, 2014
Paul R. Dillman, Jr.	Director	55	March 14, 2014

(1)

All of our directors and executive officers set out in the table above were appointed in connection with the closing of our acquisition of Virurl on December 16, 2014, other than Mr. Dillman, who was our sole director and officer from incorporation on March 14, 2014 until December 16, 2014.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Merrill Brown, Chairman and Director

Merrill Brown was appointed as a director and named chairman of Virurl’s board of directors in March 2012, and became the chairman and a director of our company in December 2014, upon our acquisition of Virurl. Since August 2012, Mr. Brown has served as the Director of the Montclair State University School of Communication and Media, where he oversees an extensive program encompassing television and radio communications studies, digital media, journalism, filmmaking, public relations and organizational communication. Montclair State University is New Jersey’s second largest university and is a leader in delivering innovative media education. Before taking this position, Mr. Brown was principal of MMB Media LLC, a company he founded in 2004 and continues to operate today, which provides clients with management and strategy consulting; corporate, editorial and program development; business analysis; and marketing services. Mr. Brown previously served as senior strategist for Journalism Online, an online publishing subscription services company, which was acquired by RR Donnelley, and, between 2005 and 2007, served as National Editorial Director of News for the 21st Century: Incubators of New Ideas (News 21), part of the Carnegie-Knight Initiative on the Future of Journalism Education.

Mr. Brown currently serves on the board of directors of MedCity Media, an online news source for the business of innovation in healthcare, and GoLocal24, a digital media business delivering local news and information to midsized markets. He also serves on the advisory boards of: the International Women’s Media Foundation, Causes.com, and the City University of New York Graduate School of Journalism. Mr. Brown also serves as an advisor to: Dstillery, Inc., a marketing technology company that helps brands connect to the right consumers; Mixpo Inc., a provider of online video advertising technology solutions; Capture.com, a company that brings smart phone content to media firms; and Seabourne Inc., a data development and visualization company. He previously served as chair of the advisory board of TRA, Inc., maker of a platform that links information from households as to what viewers watch with what they buy, which was acquired by Tivo Inc. in 2012.

We believe that Mr. Brown is qualified to serve on our board of directors because of his extensive knowledge of the digital media industry, his experience in founding and building media organizations, and his corporate vision and operational knowledge, which provide strategic guidance to our board of directors.

Francisco Diaz-Mitoma, Chief Executive Officer and Director

Francisco Diaz-Mitoma co-founded Virurl in 2010. He has been a director of Virurl since incorporation and also serves as its chief executive officer, treasurer, chief financial officer and secretary. Between 2010 and July 2014, he also served as Virurl’s president, prior to Geoffrey DeStefano’s appointment. Mr. Diaz-Mitoma became chief executive officer and a director of our company in December 2014, in connection with our acquisition of Virurl. Mr. Diaz-Mitoma is a Canadian entrepreneur with over a decade of experience as a technology executive building online advertising and gaming companies. In 2006, he founded Titan Gaming Inc. (“Titan”), which commercialized the concept of large scale video game tournaments with a system to manage payments, scheduling and tournaments for desktop and flash-based games. In 2010, the assets of Titan were acquired by MPQ Acquisition Corp. In 2013, Mr. Diaz-Mitoma was honored on the Forbes 30 under 30 List.

We believe that Mr. Diaz-Mitoma is qualified to serve on our board of directors because of his in-depth knowledge of our product offerings and current operations, his recognized ability to build and grow successful digital media companies, and his education and business experience described above.

Geoffrey DeStefano, President and Director

Geoffrey DeStefano has been president of Virurl since July 2014 and became president of our company upon completion of our acquisition of Virurl in December 2014. From 2012 to 2014, he was a founding partner and chief marketing officer of PlayMG Corporation, a technology and mobile entertainment start-up. At PlayMG, he was responsible for all marketing, media and advertising, and instrumental in securing partnerships with NBA Star Kyrie Irving and Disney Star Olivia Holt as well as securing distribution in Target stores and online at Amazon.com. During 2011 and 2012, he was president of Jason Bateman and Will Arnett’s digital entertainment company, Dumbdumb. Under his leadership, Dumbdumb was honored as one of Creativity and Ad Age’s Top 50 creative companies and was backed by Barry Diller’s IAC Interactive Corp. From 2007 to 2010, Mr. DeStefano was president and chief executive officer of a branded content company, SEED and Backyard Productions, where he lead all content strategy and production for clients including General Motors, McDonalds, Sony, and AB. Earlier in his career Mr. DeStefano was president and chief executive officer of Red Bull’s creative and media agency, and was originally trained at the Leo Burnett Company. As a thought leader in alternative marketing and branded content strategies, he has worked on some of the world’s most iconic brands, including Red Bull, Procter & Gamble, Kraft, Marlboro, Porsche, LVMH Moët Hennessy – Louis Vuitton and Virgin. As a creative executive in the entertainment sector, he has worked for Warner Bros., Sony Pictures and Technicolor, with top Hollywood talent, and on numerous films, television shows and pilots, including: Mad About You, Party of Five, Action and Friends, making him one of the very few senior executives that truly understands both the branding and entertainment industries, how they work together and how to build global brands through content and entertainment. Mr DeStefano graduated from Kenyon College in 1987 and earned a Master of Arts from the University of London’s School of Oriental and African Studies (SOAS) in 1988. He also completed Cornell University’s Full Year Asian Language (FALCON) program in 1986.

We believe that Mr. DeStefano is qualified to serve on our board of directors because of his extensive and diverse experience with iconic brands and premier entertainment groups, coupled with his management capabilities and global outlook, which provide him with a unique perspective on today’s converging digital business environment. We believe that his deep connections within the media and entertainment sectors, in addition to his education and business experiences described above, will be integral to executing on our strategy.

Yamir Ortiz-Morales, Chief Technology Officer

Yamir Ortiz-Morales has worked for Virurl as a senior software engineer since 2011, and joined our company as chief technology officer upon completion of our acquisition of Virurl in December 2014. From 2004 to the beginning of 2008, Mr. Ortiz-Morales worked for the University of Puerto Rico, overseeing the development of educational software that was used by thousands of students. He also was part of a committee for administering the institution's technology budget, which was tasked with remodeling the University's computerized classrooms and other technological infrastructure. Between 2008 and 2009, he worked with Listmax, a real-estate development company in Puerto Rico, where he developed real estate websites and also undertook the creation of an online platform for Coldwell Banker's offices in Puerto Rico. From 2010 until he joined Virurl in 2011, Mr. Ortiz-Morales worked as a technology consultant for Electronics Arts, Inc. where he oversaw coupling a front-end application with Electronic Arts' custom-made cloud platform that manages video game assets. Since joining Virurl, Mr. Ortiz-Morales has been responsible for handling all day-to-day technological development tasks, translating business strategies to software, researching new products, and recruiting and managing staff.

We believe that Mr. Ortiz-Morales is qualified to serve as our chief technology officer because of his extensive software engineer experience, which is of key importance to our operations.

Tim Symington, Director

Mr. Symington co-founded Virurl in 2010. He has been a director of Virurl since incorporation and also serves as head of product. Mr. Symington became head of product and a director of our company in December 2014, in connection with our acquisition of Virurl. Mr. Symington is an experienced technology entrepreneur, having built several venture-backed technology companies. In 2008, he founded Clowd Inc, which developed social and location-based platforms. In 2010, Clowd was acquired by Invent Ventures Inc, a publicly listed investment fund based in Santa Monica, California. Mr. Symington subsequently joined Invent Ventures as chief investor officer, helping construct its startup incubator program. In 2010, while at Invent Ventures, Mr. Symington co-founded both Virurl and Stockr Inc, a venture-backed and award winning social network for the financial markets.

We believe that Mr. Symington is qualified to serve on our board of directors because of his in-depth knowledge of our product offerings and current operations, and his ability to design, build and finance technology companies.

Dominic Ianno, Director

Mr. Ianno was appointed as a director for Virurl in March 2012. His primary occupation is the executive production of Hollywood films and Broadway shows through his production company, Indomitable Entertainment LLC, a film financing, branded entertainment and media strategy/consulting firm, which he founded in May 2009. Mr. Ianno’s recent executive production credits include: Soul Surfer (starring Dennis Quaid, Helen Hunt and Anna Sophia Robb), The Whistleblower (starring Rachel Weisz and Monica Belluci), The Secret Lives of Dorks (starring Jim Belushi and Jennifer Tilly), Grizzly (starring James Marsden and Billy Bob Thornton) and the Broadway adaptation of Truman Capote’s Breakfast at Tiffany’s, which starred Emilia Clarke, of HBO’s Game of Thrones. Other films he was previously involved with include Tenure, Spin, and I Hate Valentine's Day. Mr. Ianno is also the president and chief executive officer, and a co-founder, of Truespark a charity focussed on encouraging youths aged 11 to 18 to view movies with positive messages and inspirational lessons that build character and foster ethical development. Mr. Ianno was named one of Variety’s “Top 40 Dealmakers of 2011”.

Mr. Ianno is a graduate of Harvard Business School (MBA, 1995) and Carnegie Mellon’s industrial management program (BSc, 1990), and a member of the Producers Guild of America.

We believe that Mr. Ianno is qualified to serve on our board of directors because of his extensive knowledge of the media and entertainment industries, in addition to his education and business experience as described above.

Paul R. Dillman, Jr., Director

Mr. Dillman has been a director of our company since incorporation and served as president, secretary and treasurer of our company from incorporation until completion of our acquisition of Virurl in December 2014. He has extensive experience as a general manager and senior marketing executive for companies ranging in size from start-up companies to global multi-national organizations. Since March 2010, he has been on the Board of Media City, a media placement company that delivers advertising space to targeted audiences in office, resto-lounge, medical, shopping centre and outdoor environments. From June 2012 to November 2013, he served as President, International, of the Electronic Cigarettes International Group, Ltd., where he was responsible for identifying distributors, establishing partnerships and generating sales globally, and also oversaw establishment of its Asian distribution centre. From August 2008 to May 2010, he was responsible for global marketing efforts across 100 airlines for DTI Software Inc., a provider of inflight media content to the airline industry. Mr. Dillman has also served as Deputy Group Marketing Director, Pacific Group, for The Coca-Cola Company, as a Vice-President of Marketing & Sales and Global Brands for Anheuser-Busch InBev, a leading global brewer, and in various management positions with Altria Group, Inc. through its subsidiary, Philip Morris, one of the world’s largest tobacco companies, and its former subsidiary, Kraft Foods. Mr. Dillman obtained a Master of Science, Systems Management, from the University of Southern California in 1984 and a Bachelor of Science, Nuclear Engineering, from the United States Military Academy in 1981.

We believe that Mr. Dillman is qualified to serve on our board of directors because of his extensive experience in sales and marketing, including, specifically, in the advertising sector.

Directorships

None of our directors hold, or have held during the last five years, any other directorships in any other company with a class of securities registered pursuant to section 12, or subject to the requirements of section 15(d), of the Securities Exchange Act of 1934, as amended.

Significant Employees

There are no significant employees who are not executive officers but who make, or are expected to make, significant contributions to our business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

From the period from incorporation on March 14, 2014 to December 16, 2014, the date of the closing of the share exchange agreement between our company, Virurl and the securityholders of Virurl, we did not provide any compensation to Paul Dillman, the sole officer and director of our company prior to the closing of the share exchange agreement. As our company was not incorporated until March 14, 2014, we have not included information with respect to our company for the periods noted in this Executive Compensation disclosure, except with respect to the disclosure of the equity incentive plan that our company adopted on December 16, 2014, which is further described under the heading “Plan Based Awards”.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)

all individuals serving as principal executive officers of Virurl during the fiscal years ended December 31, 2013 and 2012;

(b)

each of the two most highly compensated executive officers of Virurl, other than their principal executive officer who were serving as executive officers at December 31, 2013; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of Virurl as at December 31, 2013,

who we will collectively refer to as the “named executive officers” of Virurl, for all services rendered in all capacities to Virurl for the fiscal years ended December 31, 2013 and 2012, are set out in the summary compensation table below.

Summary Compensation Table – Fiscal Years Ended December 31, 2013 and 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francisco Diaz-Mitoma(1)	2013	$49,082	-	-	-	-	-	-	$49,082
President, CEO, CFO, Treasurer and Secretary	2012	$60,160	-	-	-	-	-	-	$60,160
Yamir Ortiz-Morales(2	2013	$43,777	-	-	-	-	-	-	$43,777
CTO	2012	$57,431	-	-	-	-	-	-	$57,431

(1)

Mr. Diaz-Mitoma was appointed as the president, chief executive officer, treasurer, secretary and chief financial officer of Virurl in 2010, and as a director of Virurl on February 28, 2012. He resigned as president on July 14, 2014 when Geoffrey DeStefano was appointed as president of Virurl. In connection with our acquisition of Virurl on December 16, 2014, Mr. Diaz-Mitoma was appointed as the chief executive officer and a director of our company.

(2)

Mr. Ortiz-Morales has served as senior software engineer since joining Virurl in 2011. In connection with our acquisition of Virurl on December 16, 2014, Mr. Ortiz-Morales was appointed as chief technology officer of our company.

In addition to the information set out in the table above, Virurl entered into an agreement dated October 6, 2014, as amended, with Geoffrey DeStefano, pursuant to which Mr. DeStefano agreed to serve as the president of Virurl, in exchange for: (i) a base salary of $12,000 per month until November 15, 2014, $15,000 per month from the period beginning November 16, 2014 through the effective date of the registration statement of which this prospectus forms part, and $20,000 per month from the date of effectiveness of the registration statement through the termination date of the agreement and/or Virurl raises $1,500,000 dollars in financing, whichever comes first; (ii) certain one-time bonuses based on revenue of Virurl that is derived from transactions introduced to Virurl by Mr. DeStefano; and (iii) within 90 days of the effective date of the registration statement, the grant of 2,100,000 options to purchase shares of our common stock at a price of $0.25 per share, subject to certain vesting provisions. These options have not yet been granted.

Plan-Based Awards

Effective December 16, 2014, our board of directors adopted and approved the 2014 Equity Incentive Plan. The purpose of the plan is to (a) enable our company and any of our affiliates to attract and retain the types of personnel who will contribute to our company’s long range success; (b) provide incentives that align the interests of employees, consultants, officers and directors with those of the stockholders of our company; and (c) promote the success of our company’s business. Our equity incentive plan is a rolling stock option plan pursuant to which up to 15% of our total issued and outstanding shares of common stock from time to time are reserved for issuance for the grant of awards under the plan, of which up to 800,000 shares of common stock are reserved for issuance upon the exercise of shares underlying options designated as “incentive stock options” under the plan. Awards that may be granted under the plan include incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards and performance compensation awards.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

None of the executive officers of Virurl, Inc. held outstanding equity awards as at December 31, 2013.

Compensation of Directors

The table below shows the compensation of directors of our company and of Virurl who were not named executive officers of our company or Virurl for the fiscal year ended December 31, 2013:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Merrill Brown	-	-	-	-	-	$1,200	$1,200
Dominic Iannno	-	-	-	-	-	-	-

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director. We anticipate implementing a more formalized board compensation structure in 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 16, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors, named executive officers of our company and Virurl (as defined in the “Executive Compensation” section above), and current executive officers, and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such persons in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)(14)	Percentage of Class(2)
Merrill Brown 777 West End Avenue, Suite 12E New York, NY 10025	Common Stock	960,638(3)	1.9%(4)
Francisco-Diaz Mitoma 137 Bay Street, Suite 7 Santa Monica, CA 90404	Common Stock	6,572,902	13.0%
Geoffrey DeStefano 137 Bay Street, Suite 7 Santa Monica, CA 90404	Common Stock	Nil(5)	Nil
Yamir Ortiz-Morales C G 26 Reparto Montellano Cayey, Puerto, Rico 00736	Common Stock	107,557	0.2%
Tim Symington 1930 Ocean Avenue, Suite 205 Santa Monica, CA 90405	Common Stock	Nil(6)	Nil(6)
Dominic Ianno 599 Broadway, 8th Floor New York, NY 10014	Common Stock	579,964(7)	1.1%(8)
Paul R. Dillman, Jr. 2280 Haywood Avenue West Vancouver, BC, Canada V7V 1X5	Common Stock	200,002	0.4%
All executive officers and directors as a group (7 persons)	Common Stock	8,421,063(9)	16.6%(10)
Invent Ventures Inc. 1930 Ocean Avenue, Suite 205 Santa Monica, CA 90405	Common Stock	14,623,928(11)	28.8%
Tice Capital, LLC 10455 North Central Expressway Suite 109 Dallas, TX 75231	Common Stock	8,242,613(12)	16.0%(13)

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Percentage of common stock is based on 50,703,417 shares of our common stock issued and outstanding, on an undiluted basis, as of January 16, 2015.

(3)

Consists of 960,638 stock options exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.08 per share until September 18, 2023.

(4)

Calculated on a partially-diluted basis assuming exercise of all 960,638 stock options exercisable within 60 days that are held by Mr. Brown.

(5)

Pursuant to the terms of his employment agreement, we have agreed to issue Mr. DeStefano options to acquire up to 2,100,000 shares of our common stock within 90 days of this registration statement being declared effective by the SEC. As of January 16, 2015, such options have not been granted.

(6)

Mr. Symington is the chief investment officer of Invent Ventures, Inc., but he is not the beneficial owner of shares of our common stock held by Invent Ventures, Inc. and he does not have voting or dispositive control over the shares of our common stock held by Invent Ventures, Inc.

(7)

Consists of 579,964 warrants exercisable within 60 days, which are registered in the name of Indomitable Entertainment, LLC, and of which Mr. Ianno is the beneficial owner, each of which is exercisable into one share of our common stock at a price of $0.08 per share until September 18, 2016.

(8)

Calculated on a partially-diluted basis assuming exercise of all 579,964 warrants exercisable within 60 days, which are registered in the name of Indomitable Entertainment, LLC, and of which Mr. Ianno is the beneficial owner.

(9)

Includes 1,540,602 convertible securities exercisable within 60 days, which are held by the directors and executive officers as a group.

(10)

Calculated on a partially-diluted basis assuming exercise of all 1,540,602 convertible securities exercisable within 60 days, which are held by the directors and executive officers as a group.

(11)

Mr. Symington, a director and executive officer of our company, is the chief investment officer of Invent Ventures, Inc., but he is not the beneficial owner of shares of our common stock held by Invent Ventures, Inc. and he does not have voting or dispositive control over the shares of our common stock held by Invent Ventures Inc.

(12)

Includes 717,044 warrants exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $0.08 per share until April 11, 2017.

(13)

Calculated on a partially-diluted basis assuming exercise of all 717,044 warrants exercisable within 60 days that are held by Tice Capital, LLC.

(14)

All of the shares of common stock noted in the table above, other than 200,000 of the shares of common stock owned by Mr. Dillman, are subject to voluntary pooling agreements pursuant to which the holders of such securities have agreed that such shares of common stock, including shares of common stock that may be issued upon exercise of outstanding stock options, warrants or other convertible securities, will be held by an escrow agent and released in accordance with the following schedule: 1% on the date that is 15 months after the date of the closing of our acquisition of Virurl; 1% on the date that is 18 months after the closing date; 1% on the date that is 21 months after the closing date; 1% on the date that is 24 months after the closing date; 5% on the date that is 27 months after the closing date; 5% on the date that is 30 months after the closing date; 5% on the date that is 33 months after the closing date; 5% on the date that is 36 months after the closing date; 10% on the date that is 39 months after the closing date; 10% on the date that is 42 months after the closing date; 10% on the date that is 45 months after the closing date; 10% on the date that is 48 months after the closing date; 9% on the date that is 51 months after the closing date; 9% on the date that is 54 months after the closing date; 9% on the date that is 57 months after the closing date; and 9% on the date that is 60 months after the closing date.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may, at a subsequent date, result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Revenue.com Corporation

There has been no transaction, since the incorporation of our company on March 14, 2014, and there is no currently proposed transaction, in which our company was, or is to be, a participant, where the amount involved exceeds $10,574.87, being the lesser of $120,000 or one percent of our total assets at September 30, 2014, and in which any of the following persons had or will have a direct or indirect material interest:

(a)

any director or executive officer of our company;

(b)

any person who beneficially owns, directly or indirectly, more than 5% of any class of voting securities of our company;

(c)

any promoters or control persons of our company; or

(d)

any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Virurl, Inc.

Other than as disclosed below, there has been no transaction, since January 1, 2012, and there is no currently proposed transaction, in which Virurl was, or is to be, a participant, where the amount involved exceeds $3,140.99, being the lesser of $120,000 or one percent of the average of Virurl’s total assets at its December 31 year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(a)

any director or executive officer of our company;

(b)

any person who beneficially owns, directly or indirectly, more than 5% of any class of voting securities of our company;

(c)

any promoters or control persons of our company; or

(d)

any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On March 2, 2012, Virurl entered into indemnification agreements with Francisco Diaz-Mitoma, Tim Symington, Merrill Brown, Dominic Ianno and Bryce Knight, pursuant to which Virurl agreed to hold harmless and indemnify each of the indemnitees to the fullest extent permitted by law. Mr. Knight was a director of Virurl at this time and was, and is, also the chief executive officer of Invent Ventures Inc. (“Invent”), which, prior to our acquisition of Virurl, was the holder of more than 50% of the outstanding shares of common stock of Virurl.

On September 29, 2012, Virurl issued 30,000 shares of common stock to Francisco Diaz-Mitoma, the president, chief executive officer, chief financial officer, secretary, treasurer, and over 10% stockholder of Virurl, at a price of $0.50 per share for gross proceeds of $15,000.

During the year ended December 31, 2012, Invent charged Virurl $104,650 in management fees and $30,000 for the rental of office space.

In February 2012, Invent converted $85,000 of accounts payable by Virurl into a convertible note issued by Virurl.

During the year ended December 31, 2013, Virurl recorded revenue aggregating $60,725 that was derived from Invent.

For the year ended December 31, 2013, Invent charged Virurl $131,075 in management fees and $57,500 for the rental of office space.

During the nine months ended September 30, 2014, Invent charged Virurl $178,587 in management fees and $31,250 for office space.

As of September 30, 2014, Virurl was indebted to Invent for $31,067 for accrued management fees. Since January 1, 2011, the largest amount outstanding for this indebtedness was $31,067.

During the nine months ended September 30, 2014, Virurl recorded revenue aggregating $40,000 that was derived from Invent.

Virurl currently subleases an office at 137 Bay Street #7, Santa Monica, CA, 90405 from Invent for $2,600 per month. It is a month to month arrangement.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Director Independence

We currently act with six directors, consisting of Merrill Brown, Geoffrey DeStefano, Francisco Diaz-Mitoma, Paul R. Dillman, Jr., Dominic Ianno and Tim Symington. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a company, or any parent or subsidiary of such company, or was, at any time during the past three years, employed by the company, or any parent or subsidiary of such company. Using this definition of independent director, we have two independent directors, consisting of Messrs. Brown and and Ianno. Messrs. DeStefano, Diaz-Mitoma and Symington are not independent as Mr. DeStefano is president of our company, Mr. Diaz-Mitoma is chief executive officer of both our company and Virurl, and Mr. Symington is Head of Product for Virurl and the chief investment officer of Invent, which is our largest shareholder. Mr. Dillman is not independent as he was our sole officer until the closing of our acquisition of Virurl on December 16, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly and current reports with the Securities and Exchange Commission. Such filings will be available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. and 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

Minimum Offering:  Shares

Maximum Offering:  Shares

Revenue.com Corporation

Common Stock

_________________________________

Prospectus

_________________________________

____________________, 2015

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[ALTERNATE SECTIONS]

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January16, 2015

Prospectus

9,500,000 Shares

Revenue.com Corporation

Common Stock

_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 9,500,000 shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Markets Group’s OTCQB, or listed for trading or quoted on any other public market, other than quotation in the OTC Markets Group’s OTC Pink, and thereafter at prevailing market prices or privately negotiated prices. The shares were originally issued by our company in a private placement that was exempt from the registration requirements of the Securities Act of 1933.

Our common stock is not now, nor has it ever been, traded on any public market, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be traded on any public market. If you are a purchaser in this offering, you may be receiving an illiquid security.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Investing in our shares involves significant risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2015.

[ALTERNATE SECTIONS]

TABLE OF CONTENTS	Page Number
About This Prospectus
Prospectus Summary
Risk Factors
Risks Related to Our Business
Risk Related to Our Stock
Forward-Looking Statements
Use of Proceeds
The Offering
Selling Stockholders
Plan of Distribution
Description of Securities
Experts and Counsel
Interest of Named Experts and Counsel
Information with respect to our Company
Description of Business
Description of Property
Legal Proceedings
Market Price of and Dividends on Our Common Equity and Related Stockholder Matters
Financial Statements
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Directors and Executive Officers
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance
Where You Can Find More Information

[ALTERNATE SECTIONS]

PROSPECTUS SUMMARY

The Offering

The selling stockholders identified in this prospectus may offer and sell up to 9,500,000 shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Markets Group’s OTCQB, or listed for trading or quoted on any other public market, other than quotation in the OTC Markets Group’s OTC Pink, and thereafter at prevailing market prices or privately negotiated prices. The shares were originally issued by our company in a private placement that was exempt from the registration requirements of the Securities Act of 1933.

Our common stock is not now, nor has it ever been, traded on any public market, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be traded on any public market. If you are a purchaser in this offering, you may be receiving an illiquid security.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

THE OFFERING

The selling stockholders identified in this prospectus may offer and sell up to 9,500,000 shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Markets Group’s OTCQB, or listed for trading or quoted on any other public market, other than quotation in the OTC Markets Group’s OTC Pink, and thereafter at prevailing market prices or privately negotiated prices. The shares were originally issued by our company in a private placement that was exempt from the registration requirements of the Securities Act of 1933.

Our common stock is not now, nor has it ever been, traded on any public market, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be traded on any public market. If you are a purchaser in this offering, you may be receiving an illiquid security.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock. The shares were originally issued by our company in a private placement that was exempt from the registration requirements of the Securities Act of 1933.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 16, 2015 and the number of shares of our common stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

[ALTERNATE SECTIONS]

Because the selling stockholders may offer and sell all or only some portion of the 9,500,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of its shares of our common stock being offered in the offering.

Except as otherwise described below, none of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares	% of Class(2)(3)
Deborah Paes-Braga	2,500,000	1,250,000	1,250,000	2.47%
Paul R. Dillman, Jr.(4)	200,002	100,000	100,002	*
Canfund Ventures Corporation(5)	500,000	250,000	250,000	*
William Macdonald	100,000	50,000	50,000	*
Carol Vorberg	1,000,000	500,000	500,000	*
Kia Besharat	2,150,000	1,075,000	1,075,000	2.12%
Kevin A. McLean	150,000	75,000	75,000	*
Kayvman Ventures Ltd.(6)	150,000	75,000	75,000	*
Greg Burnett	1,400,000	700,000	700,000	1.38%
Lastmile Ventures Ltd.(7)	150,000	75,000	75,000	*
Nima Besharat	2,150,000	1,075,000	1,075,000	2.12%
Gurjinder Singh Khaira	100,000	50,000	50,000	*
Pathfinder Asset Management Limited(8)	3,780,000(9)	750,000	3,030,000	5.72%
AlphaNorth Partners Fund Inc.(10)	5,098,000(11)	625,000	4,473,000	8.20%
Oceanside Strategies Inc.(12)	1,600,000	800,000	800,000	1.58%
Tammey George	100,000	50,000	50,000	*
Abeir Haddad	1,405,000	702,500	702,500	1.39%
George Haddad	50,000	25,000	25,000	*
Amin Somani	45,000	22,500	22,500	*
Gravitas Ventures Inc.(13)	4,736,000(14)	500,000	4,236,000	7.78%
2271906 Ontario Inc.(15)	1,336,000(16)	500,000	836,000	1.64%
FGU Holdings Corp.(17)	250,000	125,000	125,000	*
2444444 Ontario Inc.(18)	250,000	125,000	125,000	*
Total	29,200,002	9,500,000	19,700,002	32.35%

[ALTERNATE SECTIONS]

* Less than 1%

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities, but are not counted as outstanding for computing the percentage of any other person.

(2)

We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 50,703,417 shares of our common stock issued and outstanding (on an undiluted basis) as of January 16, 2015.

(4)

Paul R. Dillman, Jr. is a director of our company and also formerly served as president, secretary and treasurer of our company from incorporation on March 14, 2014 to December 16, 2014.

(5)

Douglas Johnson exercises voting and dispositive power with respect to the shares of our common stock that are owned by Canfund Ventures Corporation.

(6)

Kayvon Besharat exercises voting and dispositive power with respect to the shares of our common stock that are owned by Kayvman Ventures Ltd.

(7)

Neil Bosch exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Lastmile Ventures Ltd.

(8)

Pathfinder Asset Management Limited is a portfolio manager that owns the 1,500,000 shares of our common stock that are registered in the name of Qtrade Securities Inc. Pathfinder Asset Management Limited purchased the shares on behalf of Pathfinder Partners’ Fund. Rob Ballard and Ken Bancroft exercise voting and dispositive power with respect to the shares of our common stock that are owned by Pathfinder Asset Management Limited.

(9)

Includes: (i) 1,500,000 shares of our common stock that are currently outstanding, including 750,000 shares registered in the name of Qtrade Securities Inc.; (ii) up to 2,240,000 shares of our common stock that may be issued upon conversion of a convertible note in the principal amount of $250,000; and (iii) up to 40,000 shares of our common stock that may be issued upon conversion of subscription receipts. The principal amount of the convertible note, plus accrued interest thereon, will be converted into shares of our common stock at a conversion price of $0.125 per share upon the effectiveness of the registration statement of which this prospectus forms a part. The convertible notes bear interest at the rate of 12% per annum. The 2,240,000 maximum number of shares that may be issuable upon conversion of the convertible note assumes conversion of the note on its maturity date of April 29, 2015. In the event that the registration statement of which this prospectus forms part is declared effective by the SEC by 5:00 p.m. on May 29, 2015 each subscription receipt will automatically convert into one share of our common stock, for no additional consideration. In the event that the registration statement is not declared effective by that time, we will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt and the subscription proceeds will be returned.

(10)

Steven Palmer and Joey Javier exercise voting and dispositive power with respect to the shares of our common stock that are owned by AlphaNorth Partners Fund Inc.

(11)

Consists of: (i) 1,250,000 shares of our common stock that are currently outstanding; (ii) up to 3,136,000 shares of our common stock that may be issued upon conversion of convertible notes in the aggregate principal amount of $360,000; (iii) up to 112,000 shares of our common stock that may be issued upon conversion of stock purchase warrants; and (iv) up to 600,000 shares of our common stock that may be issued upon conversion of subscription receipts. The principal amount of the convertible notes, plus accrued interest thereon, will be converted into shares of our common stock at a conversion price of $0.125 per share upon the effectiveness of the registration statement of which this prospectus forms a part. The convertible notes bear interest at the rate of 12% per annum. The 3,136,000 maximum number of shares that may be issuable upon conversion of the convertible notes assumes conversion of the notes on their maturity date of April 29, 2015. Each of the warrants is convertible into one share of our common stock at a price of $0.125 per share until April 30, 2016. In the event that the registration statement of which this prospectus forms part is declared effective by the SEC by 5:00 p.m. on May 29, 2015 each subscription receipt will automatically convert into one share of our common stock, for no additional consideration. In the event that the registration statement is not declared effective by that time, we will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt and the subscription proceeds will be returned.

[ALTERNATE SECTIONS]

(12)

Dain Currie exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Oceanside Strategies Inc.

(13)

Viswanathan Karamadam exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gravitas Financial Inc.

(14)

Consists of (i) 1,000,000 shares of our common stock registered in the name of Gravitas Ventures Inc. that are currently outstanding; (ii) up to 3,136,000 shares of our common stock that may be issued upon conversion of a convertible note in the principal amount of $350,000; and (iii) up to 600,000 shares of our common stock that may be issued upon conversion of subscription receipts. The principal amount of the convertible notes, plus accrued interest thereon, will be converted into shares of our common stock at a conversion price of $0.125 per share upon the effectiveness of the registration statement of which this prospectus forms a part. The convertible note bears interest at the rate of 12% per annum. The 3,136,000 maximum number of shares that may be issuable upon conversion of the convertible note assumes conversion of the note on its maturity date of April 29, 2015. In the event that the registration statement of which this prospectus forms part is declared effective by the SEC by 5:00 p.m. on May 29, 2015 each subscription receipt will automatically convert into one share of our common stock, for no additional consideration. In the event that the registration statement is not declared effective by that time, we will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt and the subscription proceeds will be returned.

(15)

Vikas Ranjan exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by 2271906 Ontario Inc.

(16)

Consists of (i) 1,000,000 shares of our common stock that are currently outstanding; (ii) up to 224,000 shares of our common stock that may be issued upon conversion of a convertible note in the principal amount of $25,000; and (iii) up to 112,000 shares of our common stock that may be issued upon conversion of stock purchase warrants. The principal amount of the convertible note, plus accrued interest thereon, will be converted into shares of our common stock at a conversion price of $0.125 per share upon the effectiveness of the registration statement of which this prospectus forms a part. The convertible note bears interest at the rate of 12% per annum. The 224,000 maximum number of shares that may be issuable upon conversion of the convertible note assumes conversion of the note on its maturity date of April 29, 2015. Each of the warrants is convertible into one share of our common stock at a price of $0.125 per share until April 30, 2016.

(17)

Frank Bellotti exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by FGU Holdings Corp.

(18)

Vito Pedota exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by 2444444 Ontario Inc.

[ALTERNATE SECTIONS]

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which our common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any stock exchange. To date, no actions have been taken to list our shares on any stock exchange. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.50 per share until shares of our common stock are quoted on the OTC Markets Group’s OTCQB, or listed for trading or quoted on any other public market, other than quotation on the OTC Markets Group’s OTC Pink, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide our investors with any assurance that our common stock will be quoted on the OTCQB or traded on any stock exchange. The shares of our common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales;

•

in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

•

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

[ALTERNATE SECTIONS]

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

[ALTERNATE SECTIONS]

9,500,000 Shares

Revenue.com Corporation

Common Stock

_________________________________

Prospectus

_________________________________

____________________, 2015

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$621.67

Accounting fees and expenses	$12,000

Legal fees and expenses	$15,000

Miscellaneous fees and expenses	$2,378.33

Total	$30,000

Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•

by our stockholders;

•

by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•

by court order.

Our bylaws provide that every person who was or is a party, or is threatened to be made a party, to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, must be indemnified and held harmless to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or later acquire and, they will be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our bylaws.

Our bylaws provide that our board of directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person. While our company does not currently carry directors’ and officers’ liability insurance, our wholly-owned subsidiary, Virurl, currently maintains such insurance for its officers and directors.

Recent Sales of Unregistered Securities

On March 14, 2014, we issued 100 shares of our common stock to Paul Dillman, a director of our company and our former president, secretary and treasurer, at a price of $0.001 per share for gross proceeds of $0.10. We issued these shares relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933. On June 26, 2014, we redeemed these 100 shares of our common stock at a price of $0.001 per share.

On April 1, 2014, we issued an aggregate of 19,000,000 shares of our common stock to 22 subscribers at a price of $0.005 per share for aggregate gross proceeds of $95,000. We issued 18,800,000 of these shares to 21 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. We issued 200,000 of these shares to one U.S. person who is an accredited investor relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933.

On April 29, 2014, we issued convertible notes in the aggregate principal amount of $975,000. The convertible notes have a term of one year, maturing on April 29, 2015, and bear interest at the rate of 12% per annum, payable on the earlier of conversion and maturity. The principal amount of the convertible notes, and accrued but unpaid interest thereon, will be converted into shares of our common stock, at a deemed conversion price of $0.125 per share, on the date that this registration statement on Form S-1 is declared effective by the Securities and Exchange Commission. The convertible notes are secured by a general security agreement. We issued these convertible notes to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In connection with the issuance of the convertible notes on April 29, 2014, we agreed to pay certain finder’s fees consisting of: (i) cash payments in the aggregate amount of $97,500; and (ii) the issuance of an aggregate of 780,000 non-transferable warrants, each of which is exercisable into one share of our common stock at a price of $0.125 per share for a period of 12 months until April 30, 2016. We issued these warrants to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On April 30, 2014, we provided Virurl with a bridge loan in the principal amount of $877,500 for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible notes in the aggregate principal amount of $975,000 on April 30, 2014, as further described above. The bridge loan has a one-year term, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

On October 3, 2014, we issued a convertible note in the principal amount of $400,000. The convertible note has a term of one year, maturing on October 3, 2015, and bears interest at the rate of 12% per annum, payable on the earlier of conversion and maturity. The principal amount of the convertible notes, and accrued but unpaid interest thereon, will be converted into shares of our common stock, at a deemed conversion price of $0.125 per share, on the date that this registration statement on Form S-1 is declared effective by the Securities and Exchange Commission. The convertible note is secured by a general security agreement. We issued the convertible note to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In connection with the issuance of the convertible note, we agreed to pay a finder a cash fee of $40,000 and to issue to such finder 320,000 share purchase warrants, each of which is exercisable into one share of our common stock at a price of $0.125 per share until October 3, 2016. We issued these warrants to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On October 20, 2014, we provided Virurl with a bridge loan, effective October 3, 2014, in the principal amount of $360,000 for general working capital purposes. We obtained the funds for the bridge loan from the issuance of the convertible note in the principal amount of $400,000 on October 3, 2014, as further described above. The bridge loan has a one-year term, expiring on October 3, 2015, unless extended by mutual agreement, and bears interest at the rate of 12% per annum, payable on the maturity date. As security for the bridge loan, Virurl provided our company with a general security agreement over all of Virurl’s assets. As a result of the closing of the acquisition of Virurl on December 16, 2014, this bridge loan is now deemed to be an inter-company loan.

On December 12, 2014, as a condition to the closing of our acquisition of Virurl, we completed a private placement financing pursuant to which we issued an aggregate of 2,550,000 subscription receipts at a price of $0.25 per subscription receipt for gross proceeds of $637,500. The proceeds of the financing are currently being held in escrow by an escrow agent. In the event that we obtain a declaration from the Securities Exchange Commission with respect to the effectiveness of this registration statement by 5:00 p.m. on May 29, 2015, each subscription receipt will automatically convert, without any action on the part of the subscribers, into one share of our common stock, without payment of any additional consideration by the subscriber, and the financing proceeds will be delivered to us by the escrow agent. In the event that this registration statement is not declared effective by 5:00 p.m. on May 29, 2015, we will be deemed to have re-purchased all of the subscription receipts at the issue price of $0.25 per subscription receipt and subscribers will be entitled to receive from the escrow agent a refund of the financing proceeds. Under this private placement financing, we issued an aggregate of 2,550,000 subscription receipts to 13 non-U.S. persons in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In connection with the closing of the private placement financing of subscription receipts, we have agreed to pay certain finder’s fees consisting of: (i) cash payments in the aggregate amount of $54,000 in cash; and (ii) the issuance of an aggregate of 109,500 non-transferable warrants, each of which is exercisable into one share of our common stock at a price of $0.25 per share for a period of 12 months from the date of issuance. We have agreed to issue such warrants to four non-U.S. persons in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. The finder’s fees will become payable upon the conversion of the subscription receipts into shares of common stock, as further described above.

Effective December 16, 2014, we completed the acquisition of Virurl pursuant to the terms of the share exchange agreement dated October 15, 2014, as amended effective December 1, 2014, and Virurl became a wholly-owned subsidiary of our company. In connection with the closing of the share exchange agreement, we issued the securityholders of Virurl: (i) an aggregate of 31,703,417 shares of our common stock in exchange for all of the 22,412,859 outstanding shares of common stock of Virurl and 3,777,496 outstanding shares of preferred stock of Virurl; and (ii) an aggregate of 3,648,852 warrants in exchange for the 1,526,622 outstanding Virurl warrants, each of which is exercisable into one share of our common stock, and of which 320,218 are exercisable at a price of $0.08 per share until March 2, 2022; 579,964 are exercisable at a price of $0.08 per share until September 18, 2016; 717,044 are exercisable at a price of $0.08 per share until April 11, 2017; and 2,031,626 are exercisable at a price of $0.13 per share until September 17, 2023.

We issued an aggregate of 30,907,054 shares of our common stock to twelve U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, and an aggregate of 796,363 shares of our common stock to seven non-U.S. persons in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. We issued an aggregate of 3,445,689 warrants to four U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, and 203,163 warrants to one non-U.S. person in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933

Also, effective as of the closing of the share exchange agreement, the 1,944,538 outstanding stock options to acquire shares of common stock of Virurl became exercisable, through the operation of the terms of such options, into an aggregate of 4,647,732 shares of our common stock, each of which is exercisable at a price of $0.08 per share, and of which 4,153,756 are exercisable until September 18, 2023 and 493,976 are exercisable until August 19, 2024, all in accordance with the terms of the applicable stock option agreements. All of these optionees, comprising a total of twelve persons, are U.S. persons and we granted these options relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

Exhibits

Exhibit Number	Description
(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1*	Share Exchange Agreement dated October 15, 2014 with Virurl, Inc. and its securityholders
2.2*	Amending Agreement to Share Exchange Agreement dated December 1, 2014 with Virurl, Inc.
(3)	Articles of Incorporation and Bylaws
3.1*	Articles of Incorporation
3.2*	Bylaws
(5)	Opinion regarding Legality
5.1**	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1*	Domain Contribution Agreement dated September 2013 between Virurl, Inc. and World Media Group LLC
10.2*	Acknowledgement Agreement dated April 15, 2014 between Virurl, Inc., Revenue.com Corporation and World Media Group LLC
10.3*	Commitment letter dated April 12, 2014 between Virurl, Inc. and Revenue.com Corporation
10.4*	Security Agreement dated April 30, 2014 between Virurl, Inc. and Revenue.com Corporation
10.5*	Debenture dated April 30, 2014 issued by Virurl, Inc. to Revenue.com Corporation
10.6*	Form of subscription agreement for convertible note offering of Revenue.com Corporation that closed effective April 29, 2014
10.7*	Form of warrant certificate for warrants issued by Revenue.com Corporation in connection with convertible note financing that closed effective April 29, 2014
10.8*	Form of security agreement between Revenue.com Corporation and subscribers under convertible note offerings that closed effective April 29, 2014 and October 3, 2014
10.9*	Form of subscription agreement for convertible note offering of Revenue.com Corporation that closed effective October 3, 2014
10.10*	Form of convertible note for convertible note offering of Revenue.com Corporation that closed effective October 3, 2014
10.11*	Form of warrant certificate for warrants issued by Revenue.com Corporation in connection with convertible note financing that closed effective October 3, 2014
10.12*	Debenture dated October 3, 2014 issued by Virurl, Inc. to Revenue.com Corporation
10.13*	Employment Agreement dated October 6, 2014 between Virurl, Inc. and Geoffrey DeStefano
10.14*	Amendment to Employment Agreement dated October 6, 2014 between Virurl, Inc. and Geoffrey DeStefano
10.15*	Form of subscription agreement for subscription receipts of Revenue.com Corporation
10.16*	Form of securityholder pooling agreement dated December 16, 2014 with Clark Wilson LLP and certain stock and warrantholders of Revenue.com Corporation
10.17*	Form of optionholder pooling agreement dated December 16, 2014 with Clark Wilson LLP and certain optionholders of Revenue.com Corporation
10.18*	2014 Equity Incentive Plan
(21)	Subsidiaries
21.1	Subsidiary of Revenue.com Corporation Virurl, Inc., Delaware corporation
(23)	Consents of Experts and Counsel
23.1*	Consent of MaloneBailey LLP
23.2**	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(24)	Power of Attorney
24.1*	Power of Attorney (included in signature page)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*Filed herewith.

** To be filed by amendment.

Undertakings

The undersigned registrant hereby undertakes:

1.

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

ii.

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the undersigned registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

5.

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.

for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

2.

for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on January 16, 2015.

REVENUE.COM CORPORATION

By: /s/ Francisco Diaz-Mitoma

Francisco Diaz-Mitoma

Chief Executive Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francisco Diaz-Mitoma his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Francisco Diaz-Mitoma Francisco Diaz-Mitoma Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) Date: January 16, 2015

/s/ Merrill Brown Merrill Brown Chairman and Director Date: January 16, 2015	/s/ Dominic Ianno Dominic Ianno Director Date: January 16, 2015

/s/ Geoffrey DeStefano Geoffrey DeStefano President and Director Date: January 16, 2015	/s/ Tim Symington Tim Symington Director Date: January 16, 2015